                UNITED STATES SECURITIES AND EXCHANGE COMMISSION

                              WASHINGTON, DC 20549


                                    FORM 8-K


                                 CURRENT REPORT



                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


                          July 10, 1998 (July 1, 1998)
                Date of Report (Date of earliest event reported)



                           UNION PLANTERS CORPORATION
             -------------------------------------------------------
               (Exact name of registrant as specified in charter)


        TENNESSEE                   1-10160                     62-0859007
------------------------          ------------              -------------------
(State of incorporation)          (Commission                (I.R.S. Employer
                                  File Number)              Identification No.)



                      UNION PLANTERS ADMINISTRATIVE CENTER
                           7130 GOODLETT FARMS PARKWAY
                            MEMPHIS, TENNESSEE 38018
              ----------------------------------------------------
                    (Address of principal executive offices)


       Registrant's telephone number, including area code: (901) 580-6000
                                                          ------------------

                                 Not Applicable
          -------------------------------------------------------------
          (Former name or former address, if changed since last report)

ITEM 2.  ACQUISITION OR DISPOSITION OF ASSETS

      Union Planters Corporation (the Corporation or UPC) consummated the acquisition of Magna Group, Inc. (MGR) on July 1, 1998, through the merger of MGR with and into Union Planters Holding Corporation (UPHC), a corporation organized and existing under the laws of the state of Tennessee and a wholly owned subsidiary of UPC, with the effect that UPHC will be the surviving corporation of the merger. Prior to the merger, MGR was a publicly traded bank holding company headquarted in St. Louis, Missouri, and the parent company of Magna Bank, National Association, a national banking association which operates 139 community banking locations serving Missouri, Illinois, and Iowa. At March 31, 1998, MGR had total assets of $7.3 billion, total loans of $4.4 billion, total deposits of $5.5 billion, and total shareholders' equity of $611 million. On May 1, 1998, MGR consummated the acquisition of Charter Financial, Inc. (Charter) and its subsidiary, Charter Bank, S.B. Charter is located in Sparta, Illinois, and had at the time of consummation total assets of approximately $408 million, total deposits of approximately $308 million, and total shareholders' equity of approximately $67 million. The Charters acquisition was accounted for as a purchase.

      In determining the amount of consideration paid in the transaction, the Corporation took into account the factors described in the subsections headed "Background of and Reasons for the Merger" and "Opinion of UPC's Financial Advisor" found on pages 21 and 31, respectively, of the Joint Proxy Statement dated May 26, 1998 included in the Corporation's Registration Statement on Form S-4 (Registration No. 333-49617) which disclosure is hereby incorporated by reference as part of this Report.

      The merger of the Corporation and MGR is being accounted for as a pooling of interests and was consummated by the Corporation issuing .9686 shares of its $5 par value Common Stock in exchange for each outstanding common share of MGR. The total number of Union Planters Corporation's $5 par value Common Stock issued in the transaction was 33.4 million.

ITEM 5. OTHER INFORMATION

      COMPLETED ACQUISITIONS. On July 1, 1998, the Corporation also consummated the acquisition of Peoples First Corporation (Peoples) in Paducah, Kentucky, and its subsidiaries, including Peoples First National Bank, Paducah, Kentucky. Peoples, a Kentucky corporation, is a bank holding company. Peoples conducts a complete range of commercial and personal banking activities in Western Kentucky and Northwestern Tennessee. As of March 31, 1998, Peoples had total assets of approximately $1.5 billion, total loans of approximately $1.1 billion, total deposits of approximately $1.2 billion, and total shareholders' equity of approximately $157.3 million.

      The merger of the Corporation and Peoples was consummated by the Corporation issuing .6 shares of its $5 par value Common Stock in exchange for each outstanding common share of Peoples. The total number of shares of Union Planters Corporation's $5 par value Common Stock issued in the transaction was
6.0 million.

      On July 7, 1998 and July 8, 1998, the Corporation consummated the acquisitions of CB&T, Inc. and Capital Savings Bancorp, Inc., respectively. CB&T Inc., a bank holding company with total assets of approximately $271 million, is headquartered in McMinnville, Tennessee and is the parent company of City Bank and Trust Company. Capital Savings Bancorp, Inc., a unitary savings and loan company with total assets of approximately $232 million, is headquartered in Jefferson City, Missouri and is the parent company of Capital Savings Bank, FSB.

      RECENTLY ANNOUNCED ACQUISITIONS. On July 1, 1998 and July 2, 1998, the Corporation announced it had entered into definitive agreements to acquire LaPlace Bancshares, Inc. and First Mutual Bancorp, Inc., respectively. Reference is made to Note 2 to the pro forma financial information included in this report on Form 8-K and to Exhibits 99(b) and 99(c) for additional information regarding these acquisitions.

ITEM 7. FINANCIAL STATEMENTS, PRO FORMA FINANCIAL INFORMATION, AND EXHIBITS

      (A)  FINANCIAL STATEMENTS OF BUSINESSES ACQUIRED

           (1) Magna Group, Inc. Consolidated Financial Statements for the years ended December 31, 1997, 1996, and 1995: Page
                                                                                    Page
                                                                                    ----
           Consolidated Statements of Income for the years ended
             December 31, 1997, 1996, and 1995                                        1

           Consolidated Balance Sheets as of
             December 31, 1997 and 1996                                               2

           Consolidated Statements of Changes in Stockholders' Equity for the
             years ended December 31, 1997, 1996, and 1995                            3

           Consolidated Statements of Cash Flows for the years
             ended December 31, 1997, 1996, and 1995                                  4

           Notes to the Consolidated Financial Statements                             5

           (2) Magna Group, Inc. Unaudited Interim Consolidated Financial
               Statements as of and for the three months ended March 31, 1998 and 1997

                Condensed Consolidated Balance Sheets as of                           1
                  March 31, 1998 and December 31, 1997

                Condensed Consolidated Statements of Income                           2
                  for the three months ended March 31, 1998 and 1997

                Condensed Consolidated Statements of Cash Flows for the three
                  months ended March 31, 1998 and 1997                                3

                Notes to Condensed Consolidated Financial Statements                  4

      (B)  PRO FORMA FINANCIAL INFORMATION

           Union Planters Corporation's unaudited pro forma consolidated financial statements as of and for the three months ended March
           31,1998 and for the three years ended December 31, 1997.                   1

           Introduction

           Unaudited Pro Forma Consolidated Balance Sheet as of March 31, 1998        2

           Unaudited Pro Forma Consolidated Statement of Earnings for the three
             months ended March 31, 1998                                              3

           Unaudited Pro Forma Consolidated Statement of Earnings for the year
             ended December 31, 1997                                                  4

           Unaudited Pro Forma Consolidated Statement of Earnings for the year
             ended December 31, 1996                                                  5

           Unaudited Pro Forma Consolidated Statement of Earnings for the year
             ended December 31, 1995                                                  6

           Notes to Unaudited Pro Forma Consolidated Financial Statement              7


      (C)  EXHIBITS

           (2) Plan of acquisition, reorganization, arrangement, liquidation, or succession

                Agreement and Plan of Reorganization by and between Magna Group, Inc. and Union Planters Corporation dated as of February 22, 1998 is incorporated herein by reference to Appendix A of Union Planters Corporation's Joint Proxy Statement dated May 26, 1998 included in Union Planters

                    Corporation's Registration Statement on Form S-4 (Registration No. 333-49617) which is incorporated by reference as part of this report.

            23      Consent of Ernst & Young.

            99  (a) Union Planters Corporation press release dated July 1, 1998 announcing the consummation of the Magna Group, Inc. and Peoples First Corporation acquisitions.

            99  (b) Joint Press Release announcing First Mutual Bancorp to
                    Affiliate with Union Planters Corporation.

            99  (c) Union Planters Corporation Press Release announcing its intention to buy back stock to be issued in the First Mutual Bancorp acquisition.


                                    SIGNATURE

      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.









                                                Union Planters Corporation
                                          --------------------------------------
                                                       (Registrant)



Date:     July 10, 1998                           /s/ M. Kirk Walters
     --------------------------           --------------------------------------
                                                     M. Kirk Walters
                                              Senior Vice President, Treasurer,
                                                 and Chief Accounting Officer

            Item 7(a)(1) Financial Statements of Businesses Acquired


             Magna Group, Inc. Consolidated Financial Statements for
                the years ended December 31, 1997, 1996, and 1995

CONSOLIDATED STATEMENTS OF INCOME

                                                      YEAR ENDED DECEMBER 31
                                              --------------------------------------
                                              1997             1996             1995
                                              ----             ----             ----
                                              (IN THOUSANDS, EXCEPT PER SHARE DATA)
INTEREST INCOME
    Interest and fees on loans..........    $370,904         $285,151         $266,146
    Securities:
        Taxable.........................     103,130           93,029           71,853
        Tax-exempt......................      11,484            7,141            7,266
                                            --------         --------         --------
                                             114,614          100,170           79,119
    Other, principally federal funds
      sold..............................       4,646            2,514            1,903
                                            --------         --------         --------
            Total Interest Income.......     490,164          387,835          347,168

INTEREST EXPENSE
    Deposits............................     204,261          158,188          138,025
    Federal funds purchased.............       5,480            3,006            3,463
    Repurchase agreements...............      29,945           21,481           16,147
    Other short-term borrowings.........       5,275            4,325              623
    Long-term debt......................       6,175            6,748            6,059
                                            --------         --------         --------
            Total Interest Expense......     251,136          193,748          164,317
                                            --------         --------         --------

NET INTEREST INCOME.....................     239,028          194,087          182,851
Provision for Loan Losses...............      28,947           10,280            9,992
                                            --------         --------         --------
            Net Interest Income After
              Provision for Loan
              Losses....................     210,081          183,807          172,859

NONINTEREST INCOME
    Service charges on deposits.........      26,104           23,443           22,487
    Trust services......................      12,643            9,382            8,638
    Credit card services................       7,227            6,013            5,801
    Brokerage and investment services...       5,773            3,341            2,361
    Securities gains, net...............       2,584              817              356
    Other...............................      16,951            7,362            8,220
                                            --------         --------         --------
            Total Noninterest Income....      71,282           50,358           47,863

NONINTEREST EXPENSE
    Employee compensation and other
      benefits..........................      88,311           69,142           72,993
    Net occupancy.......................      19,327           17,980           17,677
    Equipment...........................       9,767            8,731            8,967
    FDIC insurance premiums.............         808              554            4,342
    Goodwill and other intangibles......       8,763            2,923            2,241
    Other...............................      45,661           39,056           39,997
                                            --------         --------         --------
            Total Noninterest Expense...     172,637          138,386          146,217
                                            --------         --------         --------
INCOME BEFORE INCOME TAXES..............     108,726           95,779           74,505
Income Tax Expense......................      36,051           32,640           23,283
                                            --------         --------         --------
NET INCOME..............................    $ 72,675         $ 63,139         $ 51,222
                                            ========         ========         ========

AVERAGE SHARES OUTSTANDING
    Basic...............................      32,090           28,183           27,704
    Diluted.............................      33,749           29,819           28,736

PER SHARE DATA
    Net income:
        Basic...........................       $2.26            $2.24            $1.85
        Diluted.........................        2.21             2.19             1.81
    Dividends declared..................        1.00              .88              .80

                            See accompanying notes.

CONSOLIDATED BALANCE SHEETS

                                                     DECEMBER 31
                                               -----------------------
                                               1997               1996
                                               ----               ----
                                            (IN THOUSANDS, EXCEPT SHARES)
ASSETS
    Cash and due from banks.............    $  247,932         $  180,412
    Federal funds sold..................        48,202             34,068
    Securities:
        Held-to-maturity (estimated
          market value of $141,182 and
          $156,993, respectively).......       137,690            154,729
        Available-for-sale (at estimated
          market value).................     1,850,932          1,501,178
    Loans, net of unearned income.......     4,483,812          3,415,309
        Reserve for loan losses.........       (59,439)           (45,382)
                                            ----------         ----------
            Net Loans...................     4,424,373          3,369,927
    Premises and equipment..............       118,587             81,815
    Accrued interest receivable.........        46,736             39,387
    Goodwill and other intangibles......       121,817             29,310
    Foreclosed property.................         1,950              2,906
    Other assets........................        76,750             64,977
                                            ----------         ----------
            Total Assets................    $7,074,969         $5,458,709
                                            ==========         ==========
LIABILITIES
    Deposits:
        Noninterest bearing.............    $  711,163         $  575,504
        Interest bearing................     4,724,832          3,622,272
                                            ----------         ----------
            Total Deposits..............     5,435,995          4,197,776
    Federal funds purchased.............        92,200             25,500
    Repurchase agreements...............       642,301            508,948
    Other short-term borrowings.........       111,102             99,487
    Long-term debt......................        92,056             77,577
    Other liabilities...................        74,962             65,460
                                            ----------         ----------
            Total Liabilities...........     6,448,616          4,974,748

Commitments and contingent liabilities

STOCKHOLDERS' EQUITY
    Preferred stock.....................            40                 40
    Common stock, $2 par value--
      80,000,000 shares authorized;
      33,799,995 and 28,954,500 shares
      issued, respectively..............        67,600             57,909
    Capital surplus.....................       336,544            230,258
    Retained earnings...................       256,611            215,744
    Treasury stock--937,900 and 745,000
      shares, respectively, at cost.....       (32,703)           (17,605)
    Unearned restricted stock awards....        (4,835)                --
    Net unrealized gains (losses) on
      securities........................         3,096             (2,385)
                                            ----------         ----------
            Total Stockholders'
              Equity....................       626,353            483,961
                                            ----------         ----------
            Total Liabilities and
              Stockholders' Equity......    $7,074,969         $5,458,709
                                            ==========         ==========

                            See accompanying notes.

CONSOLIDATED STATEMENTS OF CHANGES IN STOCKHOLDERS' EQUITY
                                PREFERRED STOCK       COMMON STOCK
                                ----------------    -----------------    CAPITAL     RETAINED
                                SHARES    AMOUNT    SHARES    AMOUNT     SURPLUS     EARNINGS
                                ------    ------    ------    -------    -------     --------
                                                       (IN THOUSANDS)

BALANCE AT JANUARY 1, 1995....      2       $41     27,512    $55,025    $203,693    $148,417
  Net income..................                                                         51,222
  Cash dividends declared.....                                                        (22,201)
  Issuance of common stock:
    Conversion of capital
     notes....................                         111        221       1,671
    Various stock issuance
     plans....................                         375        750       6,224
  Change in net unrealized
   gains (losses) on
   securities.................
                                  ---       ---     ------    -------    --------    --------
BALANCE AT DECEMBER 31, 1995..      2        41     27,998     55,996     211,588     177,438
  Net income..................                                                         63,139
  Cash dividends declared.....                                                        (24,833)
  Issuance of common stock:
    Conversion of capital
     notes and debentures.....                         144        287       2,371
    Acquisitions..............                         550      1,100      10,867
    Various stock issuance
     plans....................                         263        526       5,432
  Purchase of class B stock...               (1)
  Change in net unrealized
   gains (losses) on
   securities.................
  Purchase of treasury
   stock......................
                                  ---       ---     ------    -------    --------    --------
BALANCE AT DECEMBER 31, 1996..      2        40     28,955     57,909     230,258     215,744
  Net income..................                                                         72,675
  Cash dividends declared.....                                                        (31,808)
  Issuance of common stock:
    Conversion of capital
     notes and debentures.....                         185        370       3,215
    Acquisitions..............                       4,293      8,586      92,876
    Various stock issuance
     plans....................                         367        735      10,195
  Change in net unrealized
   gains (losses) on
   securities.................
  Amortization of restricted
   stock awards...............
  Purchase of treasury
   stock......................
                                  ---       ---     ------    -------    --------    --------
BALANCE AT DECEMBER 31, 1997..      2       $40     33,800    $67,600    $336,544    $256,611
                                  ===       ===     ======    =======    ========    ========

                                                                       NET
                                                      UNEARNED     UNREALIZED      TOTAL
                                 TREASURY STOCK      RESTRICTED       GAINS        STOCK-
                                ----------------       STOCK       (LOSSES) ON    HOLDERS'
                                SHARES    AMOUNT       AWARDS      SECURITIES      EQUITY
                                ------   -------     ----------    -----------    --------

BALANCE AT JANUARY 1, 1995....     --    $     --      $    --       $(35,864)    $371,312
  Net income..................                                                      51,222
  Cash dividends declared.....                                                     (22,201)
  Issuance of common stock:
    Conversion of capital
     notes....................                                                       1,892
    Various stock issuance
     plans....................                                                       6,974
  Change in net unrealized
   gains (losses) on
   securities.................                                         36,845       36,845
                                 ----    --------      -------       --------     --------
BALANCE AT DECEMBER 31, 1995..     --          --           --            981      446,044
  Net income..................                                                      63,139
  Cash dividends declared.....                                                     (24,833)
  Issuance of common stock:
    Conversion of capital
     notes and debentures.....                                                       2,658
    Acquisitions..............                                                      11,967
    Various stock issuance
     plans....................                                                       5,958
  Purchase of class B stock...                                                          (1)
  Change in net unrealized
   gains (losses) on
   securities.................                                         (3,366)      (3,366)
  Purchase of treasury
   stock......................   (745)    (17,605)                                 (17,605)
                                 ----    --------      -------       --------     --------
BALANCE AT DECEMBER 31, 1996..   (745)    (17,605)          --         (2,385)     483,961
  Net income..................                                                      72,675
  Cash dividends declared.....                                                     (31,808)
  Issuance of common stock:
    Conversion of capital
     notes and debentures.....                                                       3,585
    Acquisitions..............    745      17,605                                  119,067
    Various stock issuance
     plans....................                          (5,611)                      5,319
  Change in net unrealized
   gains (losses) on
   securities.................                                          5,481        5,481
  Amortization of restricted
   stock awards...............                             776                         776
  Purchase of treasury
   stock......................   (938)    (32,703)                                 (32,703)
                                 ----    --------      -------       --------     --------
BALANCE AT DECEMBER 31, 1997..   (938)   $(32,703)     $(4,835)      $  3,096     $626,353
                                 ====    ========      =======       ========     ========

                            See accompanying notes.

CONSOLIDATED STATEMENTS OF CASH FLOWS

                                                        YEAR ENDED DECEMBER 31
                                               -----------------------------------------
                                               1997               1996              1995
                                               ----               ----              ----
                                                            (IN THOUSANDS)
OPERATING ACTIVITIES
    Net income..........................    $    72,675         $  63,139         $  51,222
    Adjustments to reconcile net income
      to net cash provided by operating
      activities:
        Provision for loan losses.......         28,947            10,280             9,992
        Provision for losses on
          foreclosed property...........            320               341               931
        Depreciation, amortization and
          accretion.....................         22,619            13,735            12,405
        Amortization of securities
          premiums and accretion of
          discounts.....................          2,798              (385)              287
        Deferred income tax expense.....              4             1,352             2,154
        Securities gains, net...........         (2,584)             (817)             (356)
        Gain on sale of other assets....         (2,015)               --                --
        Gain on sale of branch
          offices.......................           (528)               --                --
        Increase in other assets........        (13,466)          (10,627)          (13,621)
        Increase (decrease) in other
          liabilities...................         (6,646)            5,964             7,706
                                            -----------         ---------         ---------
Net Cash Provided by Operating
  Activities............................        102,124            82,982            70,720

INVESTING ACTIVITIES
    Proceeds from maturities of
      held-to-maturity securities.......         19,001            12,421            19,676
    Proceeds from sales of
      held-to-maturity securities.......             --                89             7,194
    Purchases of held-to-maturity
      securities........................         (1,397)          (30,405)          (16,169)
    Proceeds from maturities of
      available-for-sale securities.....        897,469           450,713           252,189
    Proceeds from sales of
      available-for-sale securities.....        600,963           117,639            93,948
    Purchases of available-for-sale
      securities........................     (1,675,906)         (756,637)         (442,886)
    Net increase in loans...............       (178,993)         (179,030)         (249,968)
    Proceeds from sales of foreclosed
      property..........................          5,921             8,535             9,775
    Purchases of premises and
      equipment.........................        (20,699)           (7,063)          (18,164)
    Cash and cash equivalents of
      acquired institutions, net of cash
      paid..............................        (18,989)           (2,233)               --
    Sale of branch offices..............         (8,550)               --                --
                                            -----------         ---------         ---------
Net Cash Used in Investing Activities...       (381,180)         (385,971)         (344,405)

FINANCING ACTIVITIES
    Net increase in deposits............        302,316           173,700           215,810
    Cash dividends......................        (31,808)          (24,833)          (22,201)
    Net increase (decrease) in federal
      funds purchased...................         13,850           (16,290)          (88,080)
    Net increase in repurchase
      agreements........................        133,467           139,272            42,216
    Net increase (decrease) in other
      short-term borrowings.............        (81,292)           10,063            35,000
    Proceeds from the issuance of
      long-term debt....................         50,000            25,000            25,000
    Payments of long-term debt..........           (285)               (8)              (64)
    Purchases of treasury stock.........        (32,703)          (17,605)               --
    Other, net..........................          7,165             5,957             6,287
                                            -----------         ---------         ---------
Net Cash Provided by Financing
  Activities............................        360,710           295,256           213,968
                                            -----------         ---------         ---------
    Increase (Decrease) in Cash and Cash
      Equivalents.......................         81,654            (7,733)          (59,717)
Cash and Cash Equivalents at Beginning
  of Year...............................        214,480           222,213           281,930
                                            -----------         ---------         ---------
Cash and Cash Equivalents at End of
  Year..................................    $   296,134         $ 214,480         $ 222,213
                                            ===========         =========         =========

                            See accompanying notes.

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

(DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)

1 ORGANIZATION

    Magna Group, Inc. ("Magna"), a Delaware corporation, was organized in 1974 and is a registered bank holding company under the Federal Bank Holding Company Act of 1956, as amended. Magna owns, indirectly, all of the capital stock of Magna Bank, National Association (the "Affiliate Bank"), a national banking association which operates 139 community banking locations serving Illinois, Iowa and Missouri. Magna also owns certain brokerage, insurance and investment subsidiaries.

    As discussed in Note 3 to the Consolidated Financial Statements, Magna anticipates completing the acquisition of Charter Financial, Inc. ("Charter") in the second quarter of 1998. Charter is a thrift holding company, operating eight community banking locations in Illinois.

    Magna primarily serves consumers and small-to-midsized businesses in its market as a "super community bank," a company whose business centers on a customer-focused community banking orientation, has cost efficiencies that do not compromise quality and offers a broad product line that permits a full-service customer relationship.

2 SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

    The accounting and reporting policies of Magna and its subsidiaries conform to generally accepted accounting principles. A description of the more significant of those policies follows.

  BASIS OF PRESENTATION

    The consolidated financial statements include the accounts of Magna and its subsidiaries. Significant intercompany accounts and transactions have been eliminated in consolidation. Certain amounts for 1996 and 1995 were reclassified to conform with statement presentation for 1997.

  USE OF ESTIMATES

    The preparation of financial statements in conformity with generally accepted accounting principles requires management to make estimates and assumptions that affect the amounts reported in the financial statements and accompanying notes. Actual results could differ from those estimates.

  SECURITIES

    Magna categorizes each security within its portfolio into one of three permitted classifications at the time of purchase and reevaluates such designation as of each balance sheet date.

    Held-to-maturity securities are those which Magna has the ability and positive intent to hold to maturity. Such securities are carried at cost, adjusted for amortization of premiums and accretion of discounts. The adjusted cost of specific securities is used to compute gains and losses on sales or redemptions.

    Available-for-sale securities include all debt securities not classified as held-to-maturity or trading and marketable equity securities not classified as trading. Available-for-sale securities are stated at estimated market value. Unrealized holding gains and losses are reported, net of taxes, as a separate component of stockholders' equity until realized. Realized gains and losses are computed based on cost, adjusted for amortization of premiums and accretion of discounts and are included in other noninterest income.

    Trading securities, including options used in trading activities, are purchased with the intent for resale within a short period of time in anticipation of short-term market movements, and are stated at estimated market value. Gains and losses, both realized and unrealized, on trading securities are included in other noninterest income.

    Dividends and interest income on all securities are included in interest income.

  LOANS

    Interest income on loans is accrued and credited to income based on the principal amount outstanding. The accrual of interest income generally is discontinued when a loan becomes 90 days past due as to principal or interest unless, in management's judgment, the loan is well secured and in the process of collection. When interest accruals are discontinued, unpaid interest credited to income in the current year is reversed, and interest accrued in prior years is charged to the reserve for loan losses. Interest income on these loans is reported on the cash basis as it is collected.

  RESERVE FOR LOAN LOSSES

    The reserve for loan losses is increased by provisions for losses charged to expense and reduced by loans charged off, net of recoveries. The reserve is maintained at a level considered adequate to provide for potential loan losses based on management's evaluation of the anticipated impact on the loan portfolio of current economic conditions, changes in the character and size of the portfolio, past loan loss experience, potential loan losses on loans to specific customers or industries, and other pertinent factors that management believes require current recognition in estimating possible loan losses.

    Specific reserves are established for any impaired commercial, commercial real estate and real estate construction loans for which the recorded investment in the loan exceeds the measured value of the loan. Loans subject to impairment valuation are defined as nonaccrual loans exclusive of smaller balance homogeneous loans such as home equity, credit cards, installment and 1-4 family residential loans. The value of the loan is determined based on the present value of expected future cash flows, the market price of the loan or the fair value of the underlying collateral, if the loan is collateral dependent.

  PREMISES AND EQUIPMENT

    Premises and equipment are stated at cost, less accumulated depreciation and amortization. Depreciation and amortization are principally computed using straight-line methods over the estimated useful lives of the assets.

  INTANGIBLE ASSETS

    Intangible assets consist principally of goodwill, which represents the excess of cost over fair value of net assets acquired in business combinations accounted for under the purchase method. Intangible assets are amortized on a straight-line basis over the estimated period to be benefited, ranging from 8 to 15 years. The carrying value of goodwill is reviewed periodically for impairment.

  FORECLOSED PROPERTY

    Foreclosed property consists of assets acquired through foreclosure or deed in lieu of foreclosure. Foreclosed property is valued at the lower of cost or estimated market value, net of estimated sale expenses. Any loss incurred at the time of acquisition or reclassification is charged to the reserve for loan losses. Losses resulting from disposition or periodic reevaluation of foreclosed property are charged to expense in the current period.

  TRUST ASSETS

    Assets held by the Affiliate Bank in fiduciary or agency capacities are not included in the consolidated financial statements. Trust services income is reported on the accrual method.

  INTEREST RATE SWAPS

    Magna periodically enters into interest rate swap agreements as part of its overall asset/liability management strategy. Such agreements effectively modify the interest characteristics of certain loans, investments or deposit liabilities. These agreements involve the exchange of floating and fixed rate interest amounts over the life of the agreement without an exchange of the underlying principal amount. The differential to be paid or received is accrued as interest rates change and recognized as an adjustment to interest income or interest expense as appropriate. The related amount payable or receivable from counterparties is included in other assets or other liabilities. Deferred gains on terminated interest rate swap agreements are included in other liabilities and are amortized over the remaining original life of the terminated agreement. Magna had no interest rate swaps at December 31, 1997.

  INCOME TAXES

    Income taxes are recorded under the asset and liability method in which deferred income taxes are recognized as a result of temporary differences between the financial reporting basis and the tax basis of the assets and liabilities of Magna.

    Magna and its subsidiaries file a consolidated federal income tax return. Each subsidiary provides for income taxes on a separate return basis, and remits to Magna amounts determined to be currently payable.

  NET INCOME PER SHARE

    Basic net income per share is computed by dividing net income after deducting preferred stock dividends, by the weighted average number of outstanding common shares, net of unearned restricted common shares issued. Diluted net income per share is computed by increasing average common shares and common share equivalents by the assumed conversion into common stock of all outstanding convertible debt instruments and assumed exercise of stock options. Net income for diluted net income per share is adjusted for interest expense and amortization of origination costs, net of related tax effects, on the convertible debt instruments and preferred stock dividends. Such items are excluded from the computation when their effects would be antidilutive.

  STOCK BASED COMPENSATION

    Magna grants stock options for a fixed number of shares to employees with an exercise price equal to the fair value of the shares at the date of grant. Magna also grants restricted stock for a fixed number of shares, at no cost, to certain officers and key employees. Magna accounts for stock option and restricted stock grants in accordance with Accounting Principles Board Opinion No. 25 (APB 25), "Accounting for Stock Issued to Employees," and, accordingly, recognizes no compensation expense for the stock option grants but does recognize compensation expense related to restricted stock grants.

  CASH FLOW INFORMATION

    For purposes of the statements of cash flows, Magna considers cash and demand deposits at other financial institutions and federal funds sold with maturities not exceeding 90 days to be cash equivalents. Cash paid for interest and income taxes, as well as significant non-cash investing activities, were as follows:

                                                  1997             1996             1995
                                                  ----             ----             ----
Interest....................................    $245,154         $192,801         $156,828
Income taxes................................      33,085           31,830           17,977
Loans transferred to foreclosed property....       4,645            5,698            8,363

3 CHANGES IN ACCOUNTING METHODS

    On January 1, 1996, Magna adopted Financial Accounting Standards No. 122 (FAS No. 122), "Accounting for Mortgage Servicing Rights." FAS No. 122 requires capitalization of purchased mortgage servicing rights, as well as internally originated servicing rights. These mortgage servicing rights are amortized over the estimated servicing period of the related loans. The adoption of the standard had no material impact on Magna's financial position or results of operations.

    In 1996, Magna adopted the provisions of Financial Accounting Standards No. 123 (FAS No. 123), "Accounting for Stock Based Compensation." FAS No. 123 prescribes accounting and reporting standards for all stock based compensation plans, including employee stock options, restricted stock, employee stock purchase plans and stock appreciation rights. The standard encourages companies to adopt the fair value method for expense recognition in connection with stock based compensation plans but permits entities to follow existing rules as provided under APB 25. Magna has elected to follow APB 25 which provides for the intrinsic value method for expense recognition.

    During 1996, the Financial Accounting Standards Board issued Financial Accounting Standards No. 125 (FAS No. 125), "Accounting for Transfers and Servicing of Financial Assets and Extinguishments of Liabilities," which requires an entity to recognize financial and servicing assets it controls and the liabilities it has incurred and to derecognize financial assets when control has been surrendered in accordance with the criteria provided in the standard. Magna began applying the new rules effective January 1, 1997, other than those deferred by Financial Accounting Standards No. 127 (FAS No. 127), "Deferral of the Effective Date of Certain Provisions of FAS Statement No. 125--An amendment of FAS Statement No. 125," which will be applied beginning in the first quarter of 1998. The adoption of FAS No. 125 had no material impact on Magna's financial position or results of operations in 1997. Based on current circumstances, Magna believes the application of those provisions deferred by FAS No. 127, also will have no significant impact on Magna's financial position or results of operations.

    Financial Accounting Standards No. 128 (FAS No. 128), "Earnings per Share" was effective for Magna December 31, 1997. FAS No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants, and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. All earnings per share amounts for all periods have been presented, and where appropriate, restated to conform to the FAS No. 128 requirements.

    Financial Accounting Standards No. 129 (FAS No. 129), "Disclosure of Information About Capital Structure" was effective for Magna December 31, 1997. FAS No. 129 requires the disclosure of certain information about a company's capital structure. The adoption of FAS No. 129 had no impact on Magna's disclosures regarding its capital structure.

    In 1997, the Financial Accounting Standards Board issued Statement No. 130 (FAS No. 130), "Reporting Comprehensive Income." FAS No. 130 establishes new rules for the reporting and display of comprehensive income and its components. Magna will adopt the provisions of FAS No. 130 in the first quarter of 1998, and there will be no impact on Magna's net income or stockholders' equity.

    In 1997, the Financial Accounting Standards Board issued Statement No. 131 (FAS No. 131), "Disclosures about Segments of an Enterprise and Related Information." FAS No. 131 changes the basis on which companies report information about operating segments in annual financial statements and requires new disclosures regarding operating segments in interim financial statements. Because the provisions of this standard relate only to informational disclosures, the adoption of FAS No. 131, which will occur in the first quarter of 1998, will have no impact on Magna's financial position or results of operations.

4 ACQUISITIONS

    In the fourth quarter of 1997, Magna entered into a definitive agreement to acquire Charter. The agreement provides for the issuance of up to 2,649,259 shares of common stock of Magna, which is based on an exchange ratio of .5751 shares of Magna's common stock for each share of Charter common stock. Charter, with assets of approximately $382,000 as of December 31, 1997, is headquartered in Sparta, Illinois. The acquisition is expected to be accounted for as a purchase and is expected to be completed in the second quarter of 1998.

    In the first quarter of 1997, Magna completed the acquisition of Homeland Bankshares Corporation ("Homeland"). A total of 5,038,161 shares of common stock of Magna were issued and approximately $92,000 in cash was paid in connection with the acquisition, which was accounted for as a purchase. At acquisition, Homeland had approximately $1,300,000 in assets.

    The following unaudited pro forma financial information contains the results of operations for the years ended December 31, 1997 and 1996, assuming the acquisition of Homeland had occurred on January 1, 1996. The pro forma amounts are not necessarily indicative of the financial results that would have actually occurred had the acquisition taken place on January 1, 1996, nor are they necessarily indicative of future consolidated operations of Magna.

                                       1997             1996
                                       ----             ----
Net interest income..............    $246,378         $238,142
Net income.......................      71,548           68,634
Net income per share:
    Basic........................       $2.18            $2.10
    Diluted......................        2.13             2.06

    In the first quarter of 1996, Magna completed the acquisition of River Bend Bancshares, Inc. ("River Bend"). A total of 550,207 shares of common stock of Magna were issued and approximately $12,400 in cash was paid in connection with the acquisition, which was accounted for as a purchase. At acquisition, River Bend had approximately $160,000 in assets.

5 RESTRICTIONS ON CASH AND DUE FROM BANK ACCOUNTS

    The Affiliate Bank is required to maintain average reserve balances with the Federal Reserve Bank. The average amount of those reserve balances for the years ended December 31, 1997 and 1996 was approximately $50,333 and $48,403, respectively.

6 SECURITIES

    The carrying value, gross unrealized gains and losses and estimated market value of held-to-maturity securities at December 31 were as follows:

                                                                                                 1997
                                                                       ----------------------------------------------------------
                                                                                        GROSS            GROSS          ESTIMATED
                                                                       CARRYING       UNREALIZED       UNREALIZED        MARKET
                                                                        VALUE           GAINS            LOSSES          VALUE
                                                                       --------       ----------       ----------       --------
U.S. Treasury and U.S. Government agencies.........................    $ 26,806         $   --           $  627         $ 26,179
State and municipal................................................     107,120          4,517              398          111,239
Other..............................................................       3,764             --               --            3,764
                                                                       --------         ------           ------         --------
                                                                       $137,690         $4,517           $1,025         $141,182
                                                                       ========         ======           ======         ========


                                                                                                 1996
                                                                       ----------------------------------------------------------
                                                                                        GROSS            GROSS          ESTIMATED
                                                                       CARRYING       UNREALIZED       UNREALIZED        MARKET
                                                                        VALUE           GAINS            LOSSES          VALUE
                                                                       --------       ----------       ----------       --------
U.S. Treasury and U.S. Government agencies.........................    $ 40,338         $   --           $1,482         $ 38,856
State and municipal................................................     110,627          3,954              208          114,373
Other..............................................................       3,764             --               --            3,764
                                                                       --------         ------           ------         --------
                                                                       $154,729         $3,954           $1,690         $156,993
                                                                       ========         ======           ======         ========

    The amortized cost, gross unrealized gains and losses and estimated market value of available-for-sale securities at December 31 were as follows:

                                                                                               1997
                                                                   ------------------------------------------------------------
                                                                                      GROSS            GROSS          ESTIMATED
                                                                   AMORTIZED        UNREALIZED       UNREALIZED         MARKET
                                                                      COST            GAINS            LOSSES           VALUE
                                                                   ---------        ----------       ----------       ---------
U.S. Treasury and U.S. Government agencies.....................    $  267,925         $   938          $1,146         $  267,717
State and municipal............................................       168,118           5,355              12            173,461
Mortgage backed................................................     1,339,599           5,707           5,718          1,339,588
Other..........................................................        70,142              24              --             70,166
                                                                   ----------         -------          ------         ----------
                                                                   $1,845,784         $12,024          $6,876         $1,850,932
                                                                   ==========         =======          ======         ==========
                                                                                               1996
                                                                   -------------------------------------------------------------
                                                                                      GROSS            GROSS          ESTIMATED
                                                                   AMORTIZED        UNREALIZED       UNREALIZED         MARKET
                                                                      COST            GAINS            LOSSES           VALUE
                                                                   ----------       ----------       ----------       ----------
U.S. Treasury and U.S. Government agencies.....................    $  771,459         $1,347           $ 5,383        $  767,423
State and municipal............................................        23,020            413                41            23,392
Mortgage backed................................................       680,537          3,419             4,462           679,494
Other..........................................................        30,150          1,059               340            30,869
                                                                   ----------         ------           -------        ----------
                                                                   $1,505,166         $6,238           $10,226        $1,501,178
                                                                   ==========         ======           =======        ==========

    The carrying value and estimated market value of held-to-maturity securities at December 31, 1997, by contractual maturity, are shown below.

                                                                                     ESTIMATED
                                                                    CARRYING          MARKET
                                                                     VALUE            VALUE
                                                                    --------         --------
Due in 1 year or less...........................................    $  6,232         $  6,242
Due after 1 year through 5 years................................      72,699           73,705
Due after 5 years through 10 years..............................      37,750           39,517
Due after 10 years..............................................      21,009           21,718
                                                                    --------         --------
                                                                    $137,690         $141,182
                                                                    ========         ========

    Securities with carrying values of $1,505,296 and $1,308,940 at December 31, 1997 and 1996, respectively, were pledged to secure public deposits and for other purposes.

    The amortized cost and estimated market value of available-for-sale securities at December 31, 1997, by contractual maturity, are shown below.

                                                                                   ESTIMATED
                                                                AMORTIZED            MARKET
                                                                   COST              VALUE
                                                                ----------         ----------
Due in 1 year or less.......................................    $  206,352         $  205,782
Due after 1 year through 5 years............................       114,370            115,051
Due after 5 years through 10 years..........................        21,046             21,312
Due after 10 years..........................................       164,417            169,199
Mortgage backed securities..................................     1,339,599          1,339,588
                                                                ----------         ----------
                                                                $1,845,784         $1,850,932
                                                                ==========         ==========

    In December 1995, Magna implemented provisions of the Financial Accounting Standards Board Special Report (FAS Special Report), "A Guide to Implementation of Statement 115 on Accounting for Certain Investments in Debt and Equity Securities." Upon adoption, and in accordance with the provisions of the FAS Special Report, Magna reassessed its securities classifications and, based on this reassessment, reclassified securities with a book value of approximately $135,963 from held-to-maturity to available-for-sale. Upon transfer, market value exceeded carrying value by approximately $2,830, resulting in an after-tax increase to stockholders' equity of approximately $1,698. The transfer had no effect on 1995 earnings. There were no securities classified as held-to-maturity during 1997 or 1996 that were transferred to available-for-sale securities.

    Magna did not sell any held-to-maturity securities during 1997. During the years ended December 31, 1996 and 1995, Magna sold held-to-maturity securities with carrying values of $89 and $7,195, respectively. Such securities were sold as a result of management's decision to liquidate certain "odd-lot" holdings and to assimilate the portfolios of entities that were acquired in previous years.

    The following table presents the components of net securities gains:

                                                 YEAR ENDED DECEMBER 31
                                             ------------------------------
                                             1997         1996         1995
                                             ----         ----         ----
Securities gains on:
    Held-to-maturity securities.........    $   --       $    9       $  103
    Available-for-sale securities.......     3,618        1,602        1,357
                                            ------       ------       ------
        Total securities gains..........     3,618        1,611        1,460

Securities losses on:
    Held-to-maturity securities.........        --           --          104
    Available-for-sale securities.......     1,034          794        1,000
                                            ------       ------       ------
        Total securities losses.........     1,034          794        1,104
                                            ------       ------       ------
                                            $2,584       $  817       $  356
                                            ======       ======       ======

7 LOANS

    Loans were comprised of the following:

                                                    DECEMBER 31
                                               ---------------------
                                               1997             1996
                                               ----             ----
Commercial, financial and
  agricultural..........................    $  807,720       $  648,881
Real estate:
    Commercial..........................     1,420,521        1,156,402
    Residential.........................     1,271,432          942,053
    Construction........................       272,151          150,157
                                            ----------       ----------
                                             2,964,104        2,248,612
                                            ----------       ----------
Consumer, net of unearned income........       711,988          517,816
                                            ----------       ----------
                                            $4,483,812       $3,415,309
                                            ==========       ==========

    At December 31, 1997 and 1996, the aggregate principal balances of loans on which interest was not being accrued were $29,733 and $17,133, respectively. In addition, the aggregate principal balances on which the yield or repayment terms had been changed due to declining financial condition of borrowers was $230 at December 31, 1997. Magna had no such principal balances at December 31, 1996. During 1997 and 1996, the interest income that would have been recorded in the consolidated statements of income under the original terms of such nonaccrual and restructured loans was approximately $3,588 and $1,709, and the interest income actually recorded was approximately $13 and $294, respectively.

    At December 31, 1997 and 1996, the recorded investment in loans that were considered impaired under FAS No. 114 totaled approximately $22,603 and $12,316, respectively. At December 31, 1997, the allowance for loan losses included approximately $4,240 allocated to $11,520 of impaired loans compared to an allowance for loan loss allocation of $2,899 to $5,145 of impaired loans at December 31, 1996. No specific reserves were allocated to the remaining $11,083 and $7,171 of impaired loans at December 31, 1997 and 1996, respectively. In 1997 and 1996, impaired loans averaged approximately $21,199 and $14,271, respectively, and cash basis interest recognized on these loans during the time they were impaired was not significant.

    Included in loans at December 31, 1997 and 1996 were loans made to directors and executive officers of Magna and its principal subsidiaries or to entities in which such individuals had a beneficial interest. Following is a summary of activity in such loans for the year ended December 31, 1997:

Balance at January 1, 1997........................................    $ 66,571
New loans.........................................................      15,518
Repayments........................................................     (12,929)
Net change from changes in director and executive officer
  status..........................................................       1,463
                                                                      --------
Balance at December 31, 1997......................................    $ 70,623
                                                                      ========

    Such loans were made in the ordinary course of business at normal credit terms, including interest rates and collateral, prevailing at the time for comparable transactions with unrelated parties, and do not involve more than normal risk of collection.

    At December 31, 1997, Magna had approximately $175,162 of residential real estate loans pledged as collateral for Federal Home Loan Bank advances. Magna had no loans pledged for any purpose at December 31, 1996.

8 RESERVE FOR LOAN LOSSES

    Changes in the reserve for loan losses were as follows:

                                                      YEAR ENDED DECEMBER 31
                                              --------------------------------------
                                              1997             1996             1995
                                              ----             ----             ----
Balance at beginning of year............    $ 45,382         $ 42,623         $ 43,991
Loans charged off.......................     (31,951)         (13,056)         (16,400)
Recoveries of previous loan charge
  offs..................................       3,915            4,645            5,040
                                            --------         --------         --------
Net loans charged off...................     (28,036)          (8,411)         (11,360)
Provision for loan losses...............      28,947           10,280            9,992
Reserves of acquired institutions.......      13,146              890               --
                                            --------         --------         --------
Balance at end of year..................    $ 59,439         $ 45,382         $ 42,623
                                            ========         ========         ========

9 PREMISES AND EQUIPMENT

    Premises and equipment were comprised of the following:

                                                   DECEMBER 31
                                              ---------------------
                                              1997             1996
                                              ----             ----
Land....................................    $ 18,634         $ 12,775
Buildings...............................     104,820           83,570
Furniture and equipment.................      61,265           52,631
                                            --------         --------
                                             184,719          148,976
Less accumulated depreciation and
  amortization..........................      66,132           67,161
                                            --------         --------
                                            $118,587         $ 81,815
                                            ========         ========

    Total depreciation and amortization expense charged to operations amounted to $9,907, $9,119 and $8,876 in 1997, 1996 and 1995, respectively.

    Magna and its subsidiaries lease certain premises and equipment under operating lease agreements which expire at various dates through 2070, with certain lease agreements containing renewal options. Minimum rental commitments under all leases for the years 1998 through 2002 and thereafter were $6,385, $6,245, $5,384, $4,154, $4,939 and $25,461, respectively. Rent expense in 1997,
1996 and 1995 was $5,538, $5,800 and $5,682, respectively.

10 DEPOSITS

    Deposits were comprised of the following:

                                                     DECEMBER 31
                                               -----------------------
                                               1997               1996
                                               ----               ----
Demand deposits.........................    $  711,163         $  575,504
Interest bearing demand and other
  transaction accounts..................       623,844            542,268
Savings and market rate deposits........       966,727            811,077
Time deposits less than $100,000........     2,395,001          1,780,188
Time deposits $100,000 or more..........       739,260            488,739
                                            ----------         ----------
                                            $5,435,995         $4,197,776
                                            ==========         ==========

    The maturities of time deposits at December 31, 1997, for the years 1998 through 2002 were $2,265,903, $588,354, $224,466, $29,869 and $20,711, respectively.

11 REPURCHASE AGREEMENTS

    Repurchase agreements totaled $642,301 and $508,948 at December 31, 1997 and 1996, respectively. The average daily balances for repurchase agreements were $607,352 and $456,965 during 1997 and 1996, respectively. The maximum balance at any month-end was $654,693 and $521,794 during 1997 and 1996, respectively.

12 OTHER SHORT-TERM BORROWINGS

    Other short-term borrowings were comprised of the following:

                                                                                          DECEMBER 31
                                                                                      --------------------
                                                                                      1997            1996
                                                                                      ----            ----
Parent company:
    8-3/4% Convertible Subordinated Debentures maturing in 1998 (net of $662
      discount, based on effective interest rate of 14.65%).....................    $ 14,102         $    --
                                                                                    --------         -------
                                                                                      14,102              --
Banking subsidiary:
    Federal Home Loan Bank advances:
        maturing in 1997, interest rate of 5.25%................................          --          15,000
        maturing in 1997, interest rate of 5.27%................................          --           8,500
        maturing in 1997, interest rate of 6.59%................................          --          15,000
        maturing in 1998, interest rate of 5.80%................................      20,000              --
        maturing in 1998, interest rate of 5.91%................................      25,000              --
        maturing in 2000, callable on a quarterly basis by the issuer,
          interest rate of 4.91%................................................          --          50,000
        maturing in 2000, callable on a quarterly basis by the issuer,
          interest rate of 5.58%................................................      40,000              --
    Treasury tax and loan note option account...................................      12,000          10,987
                                                                                    --------         -------
                                                                                      97,000          99,487
                                                                                    --------         -------
                                                                                    $111,102         $99,487
                                                                                    ========         =======

13 LONG-TERM DEBT

    Long-term debt was comprised of the following:

                                                                                          DECEMBER 31
                                                                                     --------------------
                                                                                     1997            1996
                                                                                     ----            ----
Parent company:
    7% Convertible Subordinated Capital Notes maturing in 1999..................    $10,440         $12,541
    8-3/4% Convertible Subordinated Debentures maturing in 1998
      (net of $1,504 discount, based on effective interest rate of 14.65%)......         --          14,872
                                                                                    -------         -------
                                                                                     10,440          27,413
Banking subsidiary:
    Federal Home Loan Bank advances:
        maturing in 1998, interest rate of 5.91%................................         --          25,000
        maturing in 2000, interest rate of 5.99%................................     50,000              --
        maturing in 2000, interest rate of 5.79%................................      1,200              --
        maturing in 2001, interest rate of 5.91%................................     10,000          10,000
        maturing in 2003, interest rate of 6.09%................................      3,186          15,000
        maturing in 2003, interest rate of 6.20%................................     15,000              --
        maturing in 2004, interest rate of 6.59%................................        525              --
        maturing in 2004, interest rate of 7.21%................................        350              --
        maturing in 2004, interest rate of 7.33%................................        420              --
        maturing in 2005, interest rate of 6.65%................................        300              --
        maturing in 2009, interest rate of 7.58%................................        480              --
    Other.......................................................................        155             164
                                                                                    -------         -------
                                                                                     81,616          50,164
                                                                                    -------         -------
                                                                                    $92,056         $77,577
                                                                                    =======         =======

    The 7% Convertible Subordinated Capital Notes and the 8-3/4% Convertible Subordinated Debentures are convertible into shares of Magna's common stock at a conversion price of $17.48 and $24.88 per share, respectively, subject to adjustment in certain circumstances. The Notes and Debentures are redeemable, in whole or in part, at the option of Magna, subject to certain conditions, and are subordinated to all senior debt of Magna. The Notes are redeemable at the option of the holder, subject to certain limitations. At maturity, the noteholders and debentureholders will receive either common stock or cash, at the discretion of Magna, equal to the principal amount of the Notes or Debentures, respectively.

    The combined maturities of long-term debt at December 31, 1997, for the years 1998 through 2002 were $74, $10,519, $51,284, $10,089 and $94, respectively.

    On December 30, 1996, Magna entered into a three year, unsecured revolving credit facility (the "Credit Facility") with a syndicate of unaffiliated banks, which provided, at December 31, 1997, for borrowings by Magna of up to $100,000. Under the terms of the Credit Facility, Magna may elect to convert the outstanding principal balance of any outstanding revolving loans into term loans for a term ending no later than December 30, 2002.

    The Credit Facility contains specific covenants which, among other things, limit dividend payments, restrict the sale of assets by Magna under certain circumstances, provide for possible acceleration of the repayment terms upon the merger of Magna or its subsidiaries with and into unaffiliated entities and require the maintenance of certain financial ratios. At December 31, 1997, there were no amounts outstanding under the Credit Facility.

14 CAPITAL STOCK

  PREFERRED STOCK

    At December 31, 1997 and 1996, there were 49,500 shares authorized and 1,996 shares outstanding, of Magna's 7.5% cumulative Class B, voting, $20 par value preferred stock. At December 31, 1997 and 1996, 1,000,000 shares of no par value preferred stock and 1,000,000 shares of Class C, non-voting, $.10 par value preferred stock, were authorized with no shares of either category issued. 400,000 shares of the no par value preferred stock have been designated and were reserved for issuance upon exercise of the preferred stock purchase rights.

  COMMON STOCK

    At December 31, 1997, 5,194,066 shares of common stock were reserved for issuance in connection with conversion of the Convertible Subordinated Capital Notes and Convertible Subordinated Debentures, Magna's stock-based compensation plans, Magna's dividend reinvestment plan and Magna's employee stock purchase plan.

  PREFERRED STOCK PURCHASE RIGHTS

    One preferred stock purchase right (a "Magna Right") is attached to each share of common stock issued and outstanding or to be issued prior to certain designated events. Each Magna Right becomes exercisable only under certain circumstances and expires in 1998 unless first exercised, redeemed or converted. The Magna Rights are designed to protect the interests of Magna and its stockholders against coercive takeover tactics. The purpose of the Magna Rights is to encourage potential acquirers to negotiate with Magna's Board of Directors prior to attempting a takeover and to give the Board leverage in negotiating, on behalf of all stockholders, the terms of any proposed takeover. See "Notes to Consolidated Financial Statements--24 Pending Merger with Union Planters Corporation."

15 REGULATORY MATTERS

    Magna and the Affiliate Bank are subject to various regulatory capital requirements administered by the federal banking agencies. Failure to meet minimum capital requirements can result in certain mandatory--and possibly additional discretionary--actions by regulators that, if undertaken, could have a direct material effect on Magna's consolidated financial statements. Under capital adequacy guidelines and the regulatory framework of prompt corrective action, Magna and the Affiliate Bank must meet specific capital guidelines that involve quantitative measures of assets, liabilities and certain off-balance sheet items calculated under regulatory accounting practices. The capital amounts and classification are also subject to qualitative judgments by the regulators about components, risk weightings and other factors.

    Quantitative measures established by regulation to ensure capital adequacy require Magna and the Affiliate Bank to maintain minimum amounts and ratios of Total and Tier 1 capital (as defined in the regulations) to risk-weighted assets (as defined) and of Tier 1 capital to average assets (as defined). Management believes that, as of December 31, 1997, Magna and the Affiliate Bank met all capital adequacy requirements to which they are subject.

    As of December 31, 1997, the most recent notification from the federal banking agencies categorized the Affiliate Bank as well capitalized under the regulatory framework for prompt corrective action. To be categorized as well capitalized, the Affiliate Bank must maintain minimum Total and Tier 1 capital to risk-weighted assets and Tier 1 capital to average assets ratios as set forth in the table below. There are no conditions or events since that notification that management believes have changed the Affiliate Bank's category.

    The following table summarizes the actual capital amounts and ratios for Magna and the Affiliate Bank, as well as those required to be categorized as adequately capitalized and well capitalized.

                                                                                                TO BE WELL CAPITALIZED
                                                                             FOR CAPITAL        UNDER PROMPT CORRECTIVE
                                                        ACTUAL            ADEQUACY PURPOSES        ACTION PROVISIONS
                                                   -----------------      -------------------   -----------------------
                                                   AMOUNT      RATIO      AMOUNT        RATIO      AMOUNT       RATIO
                                                   ------      -----      ------        -----      ------       -----
As of December 31, 1997
    Total Capital (to risk-weighted assets):
        Consolidated...........................   $557,104     12.32%   >= $361,820    >= 8.00%           NA         NA
        Affiliate Bank.........................    542,496     12.09    >=  358,902    >= 8.00   >= $448,628   >= 10.00%
    Tier 1 Capital (to risk-weighted assets):
        Consolidated...........................    502,291     11.09    >=  181,092    >= 4.00            NA         NA
        Affiliate Bank.........................    487,612     10.86    >=  179,633    >= 4.00   >=  269,450   >=  6.00
    Tier 1 Capital (to average assets):
        Consolidated...........................    502,291      7.24    >=  277,480    >= 4.00            NA         NA
        Affiliate Bank.........................    487,612      7.07    >=  275,757    >= 4.00   >=  344,697   >=  5.00

As of December 31, 1996
    Total Capital (to risk-weighted assets):
        Consolidated...........................    499,558     14.18    >=  281,816    >= 8.00            NA         NA
        Affiliate Bank.........................    371,316     10.65    >=  278,836    >= 8.00   >=  348,545   >= 10.00
    Tier 1 Capital (to risk-weighted assets):
        Consolidated...........................    457,221     12.97    >=  141,030    >= 4.00            NA         NA
        Affiliate Bank.........................    328,958      9.43    >=  139,540    >= 4.00   >=  209,310   >=  6.00
    Tier 1 Capital (to average assets):
        Consolidated...........................    457,221      8.45    >=  216,372    >= 4.00            NA         NA
        Affiliate Bank.........................    328,958      6.12    >=  215,037    >= 4.00   >=  268,796   >=  5.00

16 RESTRICTED NET ASSETS

    Certain restrictions exist regarding the ability of the Affiliate Bank to transfer funds to Magna in the form of cash dividends, loans or advances. During the fourth quarter of 1996, the Affiliate Bank received, as required, prior regulatory approval to pay a cash dividend to Magna sufficient to fund the cash portion of the Homeland acquisition. This dividend exceeded the maximum available without prior regulatory approval. The Affiliate Bank received regulatory approval to pay dividends to Magna in 1997 and 1998 which would not exceed fifty percent of the then-current period earnings. Payment of these dividends is subject to the Affiliate Bank maintaining its status as a "well capitalized" institution, as defined by regulatory authorities as set forth in
Note 15 to the Consolidated Financial Statements. Payment of cash dividends, by the Affiliate Bank, beyond December 31, 1998 may require additional regulatory approval.

17 INCOME TAXES

    The components of income tax expense are summarized as follows:

                                                    YEAR ENDED DECEMBER 31
                                             ------------------------------------
                                             1997            1996            1995
                                             ----            ----            ----
Current taxes...........................    $36,047         $31,288         $21,129
Deferred taxes..........................          4           1,352           2,154
                                            -------         -------         -------
Income tax expense......................    $36,051         $32,640         $23,283
                                            =======         =======         =======

    Included in income taxes were tax expenses of $904, $286 and $124 in 1997, 1996 and 1995, respectively, related to net securities gains.

    Reconciliations between income tax expense and the amount computed by applying the statutory federal tax rate of 35% to income before income taxes are as follows:

                                                    YEAR ENDED DECEMBER 31
                                             ------------------------------------
                                             1997            1996            1995
                                             ----            ----            ----
Statutory rate applied to income before
  income taxes..........................    $38,054         $33,523         $26,077
Effects of:
    Tax-exempt income...................     (4,942)         (3,331)         (3,293)
    Goodwill amortization...............      2,512             522             281
    State tax, net of federal benefit...      1,433           2,277           1,680
    Adjustment to valuation allowance...         --              --            (935)
    Other, net..........................     (1,006)           (351)           (527)
                                            -------         -------         -------
Income tax expense......................    $36,051         $32,640         $23,283
                                            =======         =======         =======

    Deferred income taxes reflect the net tax effect of temporary differences between the amount of assets and liabilities for financial reporting purposes and the amounts used for income tax purposes. Significant components of Magna's deferred tax assets and liabilities as of December 31, 1997 and 1996 are summarized as follows:

                                                  DECEMBER 31
                                             --------------------
                                             1997            1996
                                             ----            ----
Deferred tax assets:
    Reserve for loan losses.............    $23,776         $18,153
    Foreclosed property.................         19             144
    Deferred compensation...............      5,322           4,409
    Net operating loss and built-in loss
      carryforwards.....................         93             224
    Alternative minimum tax credit
      carryforwards.....................         --           1,067
    Securities market value
      adjustment........................         --           1,603
                                            -------         -------
        Total deferred tax assets before
          valuation allowance...........     29,210          25,600
    Valuation allowance for deferred tax
      assets............................     (2,269)         (2,282)
                                            -------         -------
        Total deferred tax assets.......     26,941          23,318
                                            -------         -------

Deferred tax liabilities:
    Premises and equipment..............      2,260           1,254
    Purchase accounting adjustments.....      1,781           2,804
    Securities market value
      adjustment........................      2,052              --
    Other, net..........................      3,552           2,193
                                            -------         -------
        Total deferred tax
          liabilities...................      9,645           6,251
                                            -------         -------
Net deferred tax assets.................    $17,296         $17,067
                                            =======         =======

    Magna has a net operating loss carryforward of $236 for federal tax purposes. The net operating loss carryforward expires primarily in the years 2007 to 2008.

18 EMPLOYEE BENEFITS

  PENSION PLAN

    Magna and its subsidiaries have a non-contributory, defined benefit retirement plan that covers all employees who have attained age 21 and completed one year of service. Benefits are accrued for each year of service based upon percentages of the designated portions of each participant's annual base compensation. Magna's policy is to fund contributions annually within the limits prescribed for deduction for federal income tax purposes. Contributions are intended to provide for benefits attributed to service to date.

    The assets of the pension plan include U.S. Treasury and Government agency obligations, equity securities, equity and fixed income funds, corporate bonds, market rate deposit accounts and cash.

    The following table sets forth the funded status and amounts recognized in Magna's balance sheets for the plan.

                                                   DECEMBER 31
                                              ---------------------
                                              1997             1996
                                              ----             ----
Actuarial present value of benefit
  obligations:
    Accumulated benefit obligation,
      including vested benefits of
      ($25,662) and ($20,538) at
      December 31, 1997 and 1996,
      respectively......................    $(26,181)        $(20,924)
                                            ========         ========
    Projected benefit obligation for
      services rendered to date.........    $(34,383)        $(26,869)
    Plan assets at fair value, primarily
      listed stocks and corporate and
      U.S. debt securities..............      35,044           27,262
                                            --------         --------
    Plan assets greater than projected
      benefit obligation................         661              393
    Unrecognized net gain from past
      experience different from that
      assumed and effect of changes in
      assumptions.......................      (1,993)            (830)
    Unrecognized net asset at beginning
      of year, being recognized over
      13.8 years beginning January 1,
      1986..............................        (477)            (720)
    Unrecognized prior service cost.....      (1,218)            (564)
                                            --------         --------
    Accrued pension expense.............    $ (3,027)        $ (1,721)
                                            ========         ========

    The weighted average discount rate and the rate of increase in future compensation levels used in determining the actuarial present value of the projected benefit obligation were 7.0% and 5.5%, respectively, for 1997 and 7.25% and 5.5%, respectively, for 1996. The expected long-term rate of return on plan assets was 8.75% for 1997 and 1996 and 7.5% for 1995.

    Net pension expense included the following components:

                                                    YEAR ENDED DECEMBER 31
                                             ------------------------------------
                                             1997            1996            1995
                                             ----            ----            ----
Service cost-benefits earned during the
  year..................................    $ 2,204         $ 2,006         $ 1,595
Interest cost on projected benefit
  obligation............................      2,049           1,833           1,805
Actual return on plan assets............     (5,759)         (4,451)         (5,171)
Net amortization and deferral...........      2,987           2,076           3,066
                                            -------         -------         -------
Net pension expense.....................    $ 1,481         $ 1,464         $ 1,295
                                            =======         =======         =======

  SUPPLEMENTAL RETIREMENT PLANS

    Magna has supplemental retirement plans for certain executive officers that cover benefits that are in excess of the maximum amounts allowable under Magna's defined benefit pension plan.

  OTHER RETIREMENT PLANS

    Magna has a qualified 401(k) retirement plan which covers all employees of Magna meeting certain age and length of service requirements. Magna also has a supplemental retirement plan for certain executives who exceed the maximum amounts of deferral under Magna's 401(k) retirement plan. Magna makes contributions to these plans in an amount equal to 50% of employee contributions, subject to certain limitations. Such contributions, in the aggregate, amounted to $1,681, $1,247 and $1,249 for the years ended December 31, 1997, 1996 and 1995, respectively.

  COMPENSATION AGREEMENTS

    Magna has entered into agreements with certain executives of Magna and its subsidiaries which become operative upon a change in control of Magna and provide for termination benefits as defined. Compensation which might be payable under these agreements has not been accrued in the financial statements, as a change in control and events of termination, as defined, have not occurred.

  STOCK-BASED COMPENSATION PLANS

    Magna has several stock-based compensation plans under which stock options, restricted stock and performance shares may be granted to key employees. In addition, Magna sponsors an employee stock purchase plan which allows employees to purchase shares of Magna's common stock at a discount from market value. Magna also has stock-based compensation plans for its Board of Directors.

    The general provisions of the more significant stock-based compensation plans are as follows:

    Magna's 1992 and 1996 Amended and Restated Long-Term Performance Plans authorized the issuance of options, appreciation rights, restricted stock and performance awards to management personnel for up to 900,000 and 1,000,000 shares, respectively, of Magna's common stock, of which no more than 300,000 shares per plan may be issued in the form of restricted stock. All options granted have ten year terms and vest and become fully exercisable over periods ranging from six months to two years.

    Magna's 1992 and 1996 Amended and Restated Directors' Stock Option Plans authorized the issuance of options to nonemployee members of the Board of Directors for up to 100,000 shares per plan, of Magna's common stock. All options granted have ten year terms and vest and become fully exercisable over periods ranging from immediately to three years.

    Magna's 1987 Stock Option Plan has authorized the grant of options to management personnel for up to 607,753 shares of Magna's common stock. No future options will be granted under this plan. All outstanding options have ten year terms and are fully vested.

    Under Magna's restricted stock program, common stock of Magna may be granted at no cost to certain officers and key employees. Upon issuance, plan participants are entitled to cash dividends and to vote their respective shares. Restrictions limit the sale or transfer of the shares during various vesting periods ranging from one to eight years. Upon issuance of the stock under the plan, unearned compensation equivalent to the market value at the date of issuance is charged to stockholders' equity and is subsequently amortized to expense over the respective vesting periods.

    Pro forma information regarding net income and net income per share is required by FAS No. 123, which also requires that the information be determined as if Magna had accounted for its employee stock options granted subsequent to December 31, 1994 under the fair value method of that standard. The fair value for these options was estimated at the date of grant using a Black-Scholes option pricing model with the following weighted-average assumptions for 1997, 1996 and 1995, respectively: risk-free interest rates of 6.1%, 6.5% and 6.0%; dividend yields of 2.7%, 3.5% and 3.4%; volatility factors of the expected market price of Magna's common stock of .19, .15 and .16; and weighted-average expected lives of the awards of 4.6, 4.7 and 5.0 years.

    For purposes of pro forma disclosures, the estimated fair value of the awards is amortized to expense over the awards' vesting period. Magna's pro forma information follows:

                                             1997            1996            1995
                                             ----            ----            ----
Pro forma net income....................    $71,561         $62,742         $51,153
Pro forma net income per share:
    Basic...............................      $2.23           $2.23           $1.85
    Diluted.............................       2.18            2.17            1.81


    Magna's stock option activity and related information for the years ended December 31 is summarized in the table below.

                                              1997                               1996                              1995
                                   ---------------------------        ---------------------------       ---------------------------
                                                  WEIGHTED-                          WEIGHTED-                         WEIGHTED-
                                                   AVERAGE                            AVERAGE                           AVERAGE
                                   OPTIONS      EXERCISE PRICE        OPTIONS      EXERCISE PRICE       OPTIONS      EXERCISE PRICE
                                   -------      --------------        -------      --------------       --------     --------------
Outstanding--beginning of
  year........................    1,037,107         $21.82             776,838         $19.25            827,759         $16.72
Granted.......................      430,160          35.53             362,678          25.62            221,365          23.62
Exercised.....................     (144,640)         19.07             (91,566)         14.94           (234,298)         14.05
Forfeited or expired..........      (14,488)         30.54             (10,843)         22.77            (37,988)         21.73
                                  ---------         ------           ---------         ------           --------         ------
Outstanding--end of year......    1,308,139         $26.54           1,037,107         $21.82            776,838         $19.25
                                  =========         ======           =========         ======           ========         ======
Exercisable--end of year......      797,708         $21.83             618,179         $19.47            511,267         $17.36
                                  =========         ======           =========         ======           ========         ======
Weighted-average fair value of
  options granted during the
  year........................        $6.55                              $3.69                             $3.96
                                  =========                          =========                          ========

--------
Exercise prices for options outstanding as of December 31, 1997 ranged from $13.63 to $37.75. The weighted-average remaining contractual life of those options is 8.0 years.

19 NET INCOME PER SHARE

    The following table sets forth the computation of basic and diluted net income per share:

                                                    YEAR ENDED DECEMBER 31
                                             ------------------------------------
                                             1997            1996            1995
                                             ----            ----            ----
Numerator:
    Net income..........................    $72,675         $63,139         $51,222
    Preferred stock dividends:
        Class B voting preferred........         (3)             (3)             (3)
                                            -------         -------         -------
    Numerator for basic net income per
      share--income available to common
      stockholders......................     72,672          63,136          51,219
                                            -------         -------         -------
    Effect of dilutive items:
    Elimination of interest, net of
      related tax effects on:
        7% convertible subordinated
          capital notes.................        526             646             757
        8-3/4% convertible subordinated
          debentures....................      1,366           1,437              --
                                            -------         -------         -------
    Numerator for diluted net income per
      share--income available to common
      stockholders after assumed
      conversions.......................    $74,564         $65,219         $51,976
                                            =======         =======         =======

Denominator:
    Weighted average common shares
      outstanding.......................     32,241          28,248          27,745
    Weighted average restricted common
      shares--issued but not earned.....       (151)            (65)            (41)
                                            -------         -------         -------
    Denominator for basic net income per
      share.............................     32,090          28,183          27,704
                                            -------         -------         -------
    Effect of dilutive securities:
    Weighted average restricted common
      shares--issued but not earned.....        151              65              41
    Net effect of stock options.........        239              96              96
    Assumed conversion of:
        7% convertible subordinated
          capital notes.................        636             785             895
        8-3/4% convertible subordinated
          debentures....................        633             690              --
                                            -------         -------         -------
    Dilutive potential common shares....      1,659           1,636           1,032
    Denominator for diluted net income
      per share--adjusted
      weighted-average shares and
      assumed conversions...............     33,749          29,819          28,736
                                            =======         =======         =======
Basic net income per share..............      $2.26           $2.24           $1.85
                                            =======         =======         =======
Diluted net income per share............      $2.21           $2.19           $1.81
                                            =======         =======         =======

    For the year ended December 31, 1995, inclusion of common stock equivalents for the 8-3/4% convertible subordinated debentures in the computation of diluted net income per share results in antidilution and therefore, are excluded from the computation.

20 FAIR VALUE OF FINANCIAL INSTRUMENTS

    Financial Accounting Standards No. 107 (FAS No. 107), "Disclosures about Fair Value of Financial Instruments," requires disclosure of fair value information about financial instruments, whether or not recognized in the balance sheet, for which it is practicable to estimate that value. In cases where quoted market prices are not available, fair values are based on estimates using present value or other valuation techniques. Those techniques are significantly affected by the assumptions used, including the discount rate and estimates of future cash flows. In that regard, the derived fair value estimates cannot be substantiated by comparison to independent markets and, in many cases, could not be realized in immediate settlement of the instruments. Intangible values assigned to customer relationships are not included in reported fair values. Accordingly, the aggregate fair value amounts presented may not necessarily represent the underlying value of Magna.

    The following methods and assumptions were used by Magna in estimating its fair value disclosures for financial instruments, which are held for purposes other than trading:

    Cash and Cash Equivalents: The carrying amounts reported in the balance sheet for cash and due from banks and federal funds sold approximate those assets' fair values.

    Securities: Fair values for held-to-maturity and available-for-sale securities are based on quoted market prices or dealer quotes, where available. If quoted market prices are not available for a specific security, fair values are based on quoted market prices of comparable instruments.

    Loans: For variable-rate loans that reprice frequently and with no significant change in credit risk, fair values are based on carrying values. The fair values for fixed-rate loans are estimated using discounted cash flow analyses, applying interest rates currently being offered for loans with similar terms to borrowers of similar credit quality. The fair values for nonperforming loans are estimated using assumptions regarding current assessments of collectibility and historical loss experience.

    Deposits: The fair values disclosed for deposits generally payable on demand, such as noninterest bearing checking accounts, savings accounts, interest bearing demand deposit accounts and market rate deposit accounts, are, by definition, equal to the amount payable on demand at the reporting date. The carrying amounts for variable-rate, fixed-term market rate deposit accounts and certificates of deposit approximate their fair values at the reporting date. Fair values for fixed-rate certificates of deposit are estimated using a discounted cash flow calculation that applies interest rates currently being offered on certificates of similar remaining maturities to a schedule of aggregated monthly maturities on time deposits.

    Federal Funds Purchased, Repurchase Agreements and Other Short-Term
Borrowings: The carrying amounts of federal funds purchased, repurchase agreements and other short-term borrowings approximate their fair values at the reporting date.

    Long-Term Debt: The fair value of long-term debt is based on quoted market prices for similar issues or estimates using discounted cash flow analyses, based on current incremental borrowing rates for similar types of debt instruments.

    Off-Balance Sheet Financial Instruments: The fair values of loan commitments and letters of credit are determined using estimated fees currently charged to enter into similar agreements. The fair values of these instruments were not significant to Magna's consolidated financial position.

    The fair value of interest rate swaps is estimated using dealer quoted prices which represent the cost to replace all outstanding contracts at current market rates, taking into consideration the current creditworthiness of the counterparties. At December 31, 1996, Magna was a party to a $50,000 notional amount interest rate swap that effectively converted floating rate available-for-sale securities to fixed rate. The fair value and carrying amount of this swap reflected an unrealized loss of approximately $200 which was included in available-for-sale securities at December 31, 1996. Magna had no interest rate swaps at December 31, 1997.

    The carrying amount and estimated fair values of Magna's remaining financial instruments were as follows:

                                                                        DECEMBER 31
                                             ----------------------------------------------------------------
                                                       1997                                  1996
                                             --------------------------            --------------------------
                                             CARRYING             FAIR             CARRYING             FAIR
                                              AMOUNT              VALUE             AMOUNT              VALUE
                                             --------             -----            --------             -----
Assets:
    Cash and due from banks.............    $  247,932         $  247,932         $  180,412         $  180,412
    Federal funds sold..................        48,202             48,202             34,068             34,068
    Held-to-maturity securities.........       137,690            141,182            154,729            156,993
    Available-for-sale securities.......     1,850,932          1,850,932          1,501,178          1,501,178
    Net loans...........................     4,424,373          4,450,242          3,369,927          3,376,643

Liabilities:
    Deposits............................    $5,435,995         $5,382,181         $4,197,776         $4,197,675
    Federal funds purchased.............        92,200             92,200             25,500             25,500
    Repurchase agreements...............       642,301            642,301            508,948            508,948
    Other short-term borrowings.........       111,102            111,102             99,487             99,487
    Long-term debt......................        92,056             92,504             77,577             91,526

21 FINANCIAL INSTRUMENTS WITH OFF-BALANCE SHEET RISK

    In the normal course of business, Magna offers a variety of financial products to its customers to aid them in meeting their requirements for liquidity, credit enhancement and interest rate protection. Generally accepted accounting principles recognize these transactions as contingent liabilities and, accordingly, they are not reflected in the accompanying financial statements.

    Letters of Credit: These transactions are used by Magna's customers as a means of improving their credit standing in transactions with unaffiliated third parties. Under these agreements, Magna agrees to honor certain financial commitments in the event that its customers are unable to do so. Net outstanding standby letters of credit amounted to $49,474 and $39,807 at December 31, 1997 and 1996, respectively. Commercial letters of credit outstanding amounted to $377 and $478 at December 31, 1997 and 1996, respectively.

    Management conducts regular reviews of these instruments on an individual customer basis, and the results are considered in assessing the adequacy of Magna's reserve for loan losses. Management does not anticipate any material losses as a result of the letters of credit.

    Loan Commitments: At December 31, 1997 and 1996, Magna had commitments outstanding to extend credit totaling approximately $873,870 and $645,932, respectively. These commitments generally require the customers to maintain certain credit standards. Magna evaluates each customer's creditworthiness on a case-by-case basis. The amount of collateral obtained, if deemed necessary, is based on management's credit evaluation of the counterparty and generally consists of certificates of deposit, marketable securities or deeds of trust, in addition to various other forms of collateral such as accounts receivable, inventory and fixed assets.

22 LEGAL PROCEEDINGS

    Various claims and lawsuits, incidental to the ordinary course of business, are pending against Magna and its subsidiaries. In the opinion of management, after consultation with legal counsel, resolution of these matters is not expected to have a material effect on Magna's financial statements.

23 PARENT COMPANY CONDENSED FINANCIAL STATEMENTS

    Following are the condensed financial statements of Magna Group, Inc. (Parent Company Only) for the periods indicated:

CONDENSED BALANCE SHEETS

                                                   DECEMBER 31
                                              ---------------------
                                              1997             1996
                                              ----             ----
ASSETS
    Cash and due from banks.............    $ 18,068         $127,921
    Held-to-maturity securities.........       3,764            3,764
    Available-for-sale securities.......         236              236
    Investment in subsidiaries..........     616,507          360,418
    Premises and equipment..............       4,069            4,060
    Other assets........................      18,129           18,151
                                            --------         --------
            Total Assets................    $660,773         $514,550
                                            ========         ========

LIABILITIES
    Short-term borrowings...............    $ 14,102         $     --
    Long-term debt......................      10,440           27,413
    Other liabilities...................       9,878            3,176
                                            --------         --------
            Total Liabilities...........      34,420           30,589
TOTAL STOCKHOLDERS' EQUITY..............     626,353          483,961
                                            --------         --------
            Total Liabilities and
              Stockholders' Equity......    $660,773         $514,550
                                            ========         ========

CONDENSED STATEMENTS OF INCOME

                                                     YEAR ENDED DECEMBER 31
                                             --------------------------------------
                                             1997             1996             1995
                                             ----             ----             ----
INCOME
    Dividends from subsidiaries.........    $37,662         $ 167,865         $32,856
    Management fees from subsidiaries...     37,938            34,407          39,509
    Other income........................      2,220             1,670             967
                                            -------         ---------         -------
                                             77,820           203,942          73,332
EXPENSE
    Interest............................      2,861             3,142           3,215
    Other expenses......................     42,952            40,127          43,266
                                            -------         ---------         -------
                                             45,813            43,269          46,481
    Income before income tax benefit and
      equity in undistributed
      (overdistributed) income of
      subsidiaries......................     32,007           160,673          26,851
INCOME TAX BENEFIT......................      2,749             2,745           2,822
                                            -------         ---------         -------
                                             34,756           163,418          29,673
    Equity in undistributed
      (overdistributed) income of
      subsidiaries......................     37,919          (100,279)         21,549
                                            -------         ---------         -------
NET INCOME..............................    $72,675         $  63,139         $51,222
                                            =======         =========         =======

CONDENSED STATEMENTS OF CASH FLOWS

                                                      YEAR ENDED DECEMBER 31
                                              ---------------------------------------
                                              1997              1996             1995
                                              ----              ----             ----
OPERATING ACTIVITIES
    Net income..........................    $  72,675         $ 63,139         $ 51,222
    Adjustments to reconcile net income
      to net cash provided by operating
      activities:
        Depreciation, amortization and
          accretion.....................        4,332            3,252            2,574
        Deferred income tax benefit.....         (969)            (421)            (726)
        Equity in (undistributed)
          overdistributed income of
          subsidiaries..................      (37,919)         100,279          (21,549)
        Increase in other assets........       (6,133)          (2,871)          (4,532)
        Increase (decrease) in other
          liabilities...................        5,269           (2,739)             519
                                            ---------         --------         --------
Net Cash Provided by Operating
  Activities............................       37,255          160,639           27,508

INVESTING ACTIVITIES
    Purchases of premises and
      equipment.........................       (1,488)          (1,471)          (1,737)
    Cash paid for acquired
      institution.......................      (92,037)         (12,444)              --
                                            ---------         --------         --------
Net Cash Used in Investing Activities...      (93,525)         (13,915)          (1,737)

FINANCING ACTIVITIES
    Cash dividends......................      (31,808)         (24,833)         (22,201)
    Purchases of treasury stock.........      (32,703)         (17,605)              --
    Other, net..........................       10,928            5,957            6,974
                                            ---------         --------         --------
Net Cash Used in Financing Activities...      (53,583)         (36,481)         (15,227)
                                            ---------         --------         --------
    Increase (Decrease) in Cash and Cash
      Equivalents.......................     (109,853)         110,243           10,544
Cash and Cash Equivalents at Beginning
  of Year...............................      127,921           17,678            7,134
                                            ---------         --------         --------
Cash and Cash Equivalents at End of
  Year..................................    $  18,068         $127,921         $ 17,678
                                            =========         ========         ========

    Cash paid for interest and income taxes, as well as significant non-cash financing activities, were as follows:

                                             1997            1996           1995
                                             ----            ----           ----
    Interest............................    $ 2,152         $2,458         $ 2,598
    Income tax payments (refunds).......     (9,711)           928          (2,615)
    Capital notes and debentures
      converted into 184,915, 143,739
      and 110,567 shares of common
      stock, respectively...............      3,613          2,689           1,933

24 PENDING MERGER WITH UNION PLANTERS CORPORATION

    On February 22, 1998, Magna and Union Planters Corporation ("Union Planters") signed a definitive agreement for the acquisition of Magna by Union Planters. Union Planters is a Memphis-based multi-state bank holding company with $18,100,000 in assets as of December 31, 1997. Under the terms of the agreement, each share of Magna's common stock will be converted into .9686 of a share of Union Planters' common stock. The acquisition is subject to certain regulatory approvals and to the approvals of the stockholders of both Magna and Union Planters. The acquisition is expected to be accounted for as a pooling-of-interests and is expected to be completed in the third quarter of 1998.

    Also on February 22, 1998, Magna and the Affiliate Bank entered into a first amendment (the "Amendment") to that certain Rights Agreement dated November
11, 1988, under which the Magna Rights are authorized. The Amendment provided that the execution of the definitive agreement and certain related documents between Magna and Union Planters and the consummation of the acquisition, would not cause the Magna Rights to detach from the common shares and become exercisable. The Amendment also provided that the Rights Agreement, as amended, would expire immediately prior to the effective time of the acquisition.

REPORT OF INDEPENDENT AUDITORS

THE BOARD OF DIRECTORS AND STOCKHOLDERS
MAGNA GROUP, INC.

    We have audited the accompanying consolidated balance sheets of Magna Group, Inc. ("Magna") as of December 31, 1997 and 1996, and the related consolidated statements of income, changes in stockholders' equity and cash flows for each of the three years in the period ended December 31, 1997. These financial statements are the responsibility of Magna's management. Our responsibility is to express an opinion on these financial statements based on our audits.

    We conducted our audits in accordance with generally accepted auditing standards. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

    In our opinion, the financial statements referred to above present fairly, in all material respects, the consolidated financial position of Magna at December 31, 1997 and 1996, and the consolidated results of its operations and its cash flows for each of the three years in the period ended December 31, 1997, in conformity with generally accepted accounting principles.

                                                     /S/ ERNST & YOUNG LLP

St. Louis, Missouri
January 21, 1998
Except for Note 24, as to which the date is February 22, 1998

            Item 7(a)(2) Financial Statements of Businesses Acquired


          Magna Group, Inc. Consolidated Financial Statements as of and for the three months ended March 31, 1998 and 1997

MAGNA GROUP, INC.
CONDENSED CONSOLIDATED BALANCE SHEETS (UNAUDITED)
(IN THOUSANDS, EXCEPT SHARE DATA)

                                                                 MARCH 31                   DECEMBER 31
                                                                   1998                        1997
                                                                ----------                  -----------
ASSETS
  Cash and due from banks                                       $  220,317                  $  247,932
  Federal funds sold                                                95,126                      48,202
  Securities:
    Held-to-maturity                                               129,305                     137,690
    Available-for-sale                                           2,109,808                   1,850,932
  Loans, net of unearned income                                  4,378,928                   4,483,812
    Reserve for loan losses                                        (59,928)                    (59,439)
                                                                ----------                  ----------
                                       Net Loans                 4,319,000                   4,424,373
  Premises and equipment                                           117,253                     118,587
  Goodwill and other intangibles                                   122,188                     121,817
  Other assets                                                     137,621                     125,436
                                                                ----------                  ----------
                                    TOTAL ASSETS                $7,250,618                  $7,074,969
                                                                ==========                  ==========

LIABILITIES
  Deposits:
    Noninterest bearing                                         $  641,300                  $  711,163
    Interest bearing                                             4,905,388                   4,724,832
                                                                ----------                  ----------
                                  Total Deposits                 5,546,688                   5,435,995

  Federal funds purchased                                           68,725                      92,200
  Repurchase agreements                                            714,042                     642,301
  Other short-term borrowings                                      108,939                     111,102
  Long-term debt                                                   115,883                      92,056
  Other liabilities                                                 85,363                      74,962
                                                               -----------                 -----------
                               TOTAL LIABILITIES                 6,639,640                   6,448,616
Commitments and contingent liabilities

STOCKHOLDERS' EQUITY
  Preferred stock:
    Class B, voting, $20 par value -
      1,981 and 1,996 shares issued
      and outstanding, respectively                                     40                          40
  Common stock, $2 par value - 34,037,452
    and 33,799,995 shares issued,
    respectively                                                    68,075                      67,600
  Capital surplus                                                  343,601                     336,544
  Retained earnings                                                267,982                     256,611
  Treasury stock - 1,473,700 and 937,900
    shares respectively, at cost                                   (60,626)                    (32,703)
  Unearned restricted stock awards                                  (7,596)                     (4,835)
  Net unrealized gains(losses)
    on securities                                                     (498)                      3,096
                                                                ----------                  ----------
                      TOTAL STOCKHOLDERS' EQUITY                   610,978                     626,353
                                                                ----------                  ----------
      TOTAL LIABILITIES AND STOCKHOLDERS' EQUITY                $7,250,618                  $7,074,969
                                                                ==========                  ==========

See accompanying notes.

MAGNA GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
(IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                             THREE MONTHS ENDED
                                                                   March 31
                                                          --------------------------
                                                            1998              1997
                                                            ----              ----
Interest Income:
  Interest and fees on loans                              $ 96,165          $ 79,187
  Securities:
    Taxable                                                 28,395            24,528
    Tax-exempt                                               3,770             2,192
                                                          --------          --------
                                                            32,165            26,720
  Other interest income                                      2,173             1,155
                                                          --------          --------
                       TOTAL INTEREST INCOME               130,503           107,062
Interest Expense:
  Deposits                                                  55,464            43,584
  Federal funds purchased                                    1,043               710
  Repurchase agreements                                      8,415             6,755
  Other short-term borrowings                                1,763             1,265
  Long-term debt                                             1,609             1,518
                                                          --------          --------
                      TOTAL INTEREST EXPENSE                68,294            53,832
                                                          --------          --------
                         NET INTEREST INCOME                62,209            53,230
Provision for Loan Losses                                    3,550            15,152
                                                          --------          --------
                   NET INTEREST INCOME AFTER
                   PROVISION FOR LOAN LOSSES                58,659            38,078
Noninterest Income:
  Service charges on deposits                                6,328             5,830
  Trust services                                             3,316             2,975
  Credit card services                                       1,928             1,251
  Brokerage and investment services                          1,676             1,200
  Securities gains, net                                        596               130
  Other                                                     10,135             2,568
                                                          --------          --------
                                                            23,979            13,954
Noninterest Expense:
  Employee compensation and
   other benefits                                           23,365            19,825
  Net occupancy                                              4,829             4,741
  Equipment                                                  2,697             2,473
  FDIC insurance premiums                                      211               154
  Intangible amortization                                    2,566             1,340
  Other                                                     16,362             9,884
                                                          --------          --------
                                                            50,030            38,417
                                                          --------          --------
                  INCOME BEFORE INCOME TAXES                32,608            13,615
Income Tax Expense                                          12,097             4,177
                                                          --------          --------

                                  NET INCOME              $ 20,511          $  9,438
                                                          ========          ========

Average Shares Outstanding:
  Basic                                                     32,510            29,866
  Diluted                                                   34,259            30,862
Earnings Per Share:
  Basic                                                      $ .63             $ .32
                                                             =====             =====
  Diluted                                                    $ .61             $ .31
                                                             =====             =====

Dividends Per Share                                          $ .28             $ .25
                                                             =====             =====

See accompanying notes.

MAGNA GROUP, INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (UNAUDITED)
(IN THOUSANDS)

                                                                           THREE MONTHS ENDED
                                                                                 MARCH 31
                                                                     ---------------------------------
                                                                        1998                    1997
                                                                        ----                    ----
NET CASH PROVIDED BY OPERATING ACTIVITIES                            $  29,608               $  22,903

INVESTING ACTIVITIES
  Proceeds from maturities of held-to-maturity
    securities                                                          13,572                   5,174
  Purchases of held-to-maturity securities                                -                     (1,397)
  Proceeds from maturities of available-
    for-sale securities                                                312,082                 216,421
  Proceeds from sales of available-for-
    sale securities                                                     70,978                  28,916
  Purchases of available-for-sale securities                          (652,677)               (285,964)
  Net decrease(increase)in loans                                       100,798                 (39,767)
  Proceeds from sales of foreclosed property                               580                     853
  Net purchases of premises and equipment                               (3,471)                 (1,587)
  Cash and cash equivalents of acquired
    institutions, net of cash paid                                        -                    (18,989)
                                                                     ---------               ---------
NET CASH USED IN INVESTING ACTIVITIES                                 (158,138)                (96,340)

FINANCING ACTIVITIES
  Net increase in deposits                                             110,702                  55,091
  Cash dividends                                                        (9,140)                 (7,077)
  Net(decrease)increase in federal
    funds purchased                                                    (23,475)                107,285
  Net increase in repurchase agreements                                 71,741                  49,956
  Net decrease in other short-
    term borrowings                                                       (402)                (78,399)
  Proceeds from issuance of long-term debt                              25,000                    -
  Payments of long-term debt                                               (93)                    (82)
  Purchases of treasury stock                                          (27,923)                (10,983)
  Other                                                                  1,429                   1,564
                                                                     ---------               ---------
NET CASH PROVIDED BY FINANCING ACTIVITIES                              147,839                 117,355
                                                                     ---------               ---------
INCREASE IN CASH AND CASH EQUIVALENTS                                   19,309                  43,918
Cash and cash equivalents at beginning of period                       296,134                 214,480
                                                                     ---------               ---------
CASH AND CASH EQUIVALENTS AT END OF PERIOD                           $ 315,443               $ 258,398
                                                                     =========               =========

See accompanying notes.

MAGNA GROUP, INC.
NOTES TO CONDENSED CONSOLIDATED FINANCIAL STATEMENTS (UNAUDITED)

NOTE A--BASIS OF PRESENTATION

      The unaudited interim condensed consolidated financial statements of Magna Group, Inc. and its affiliates ("Magna") have been prepared in accordance with generally accepted accounting principles for the banking industry and with the instructions to Form 10-Q and Article 10 of Regulation S-X. Accordingly, they do not include all of the information and footnotes required by generally accepted accounting principles for complete financial statements. Reference is hereby made to the notes to consolidated financial statements contained in Magna's Annual Report on Form 10-K for the year ended December 31, 1997. In the opinion of management, all adjustments considered necessary for a fair presentation of the unaudited interim condensed consolidated financial statements have been included therein and are of a normal recurring nature. The results of operations for the interim periods presented herein are not necessarily indicative of the results to be expected for the full year.

NOTE B--PENDING MERGER WITH UNION PLANTERS CORPORATION

      On February 22, 1998, Magna and Union Planters Corporation ("Union Planters") signed a definitive agreement for the acquisition of Magna by Union Planters. Union Planters is a Memphis-based multi-state bank holding company with $18.4 billion in assets as of March 31, 1998. Under the terms of the agreement, each share of Magna's common stock will be converted into
 .9686 of a share of Union Planters' common stock. The acquisition is subject to certain regulatory approvals and to the approvals of the stockholders of both Magna and Union Planters. The acquisition is expected to be accounted for as a pooling-of-interests and is expected to be completed in the third quarter of 1998.

NOTE C--ACQUISITIONS

      On May 1, 1998, Magna completed the acquisition of Charter Financial, Inc. ("Charter") for approximately 2,507,000 shares of common stock of Magna. The acquisition will be accounted for under the purchase method. At acquisition, Charter had approximately $408 million in assets.

NOTE D--CHANGE IN ACCOUNTING METHODS

      Effective January 1, 1998, Magna adopted Financial Accounting Standards No. 127 (FAS No. 127), "Deferral of the Effective Date of Certain Provisions of FAS Statement No. 125." FAS 127 deferred implementation requirements of FAS No. 125 relating to repurchase agreements, securities lending and similar transactions until transactions entered into after December 31, 1997. The adoption of FAS No. 127 had no material impact on Magna's financial condition or results of operation.

      Effective January 1, 1998, Magna adopted Financial Accounting Standards No. 130 (FAS No. 130), "Reporting Comprehensive Income."

FAS No. 130 establishes standards for the reporting and display of comprehensive income and its components; however, the adoption of FAS No. 130 had no impact on Magna's net income or stockholders' equity. FAS No. 130 requires unrealized gains or losses on Magna's available-for-sale securities, which prior to adoption were reported separately in stockholders' equity, to be included in other comprehensive income.

      During the first quarter of 1998 and 1997, total comprehensive income amounted to $16.9 million and $4.8 million, respectively.

      Effective January 1, 1998, Magna adopted Financial Accounting Standards No. 131 (FAS No. 131), "Disclosures About Segments of an Enterprise and Related Information." FAS No. 131 superseded Financial Accounting Standards No. 14, "Financial Reporting for Segments of a Business Enterprise." FAS No. 131 changes the basis on which companies report information about operating segments in annual financial statements and requires new disclosures regarding operating segments in interim financial statements. FAS No. 131 also establishes standards for related disclosures about products and services, geographic areas and major customers. Magna has determined that all of its operations effectively operate within one reportable segment, as defined in FAS No. 131. Accordingly, the adoption of FAS No. 131 did not affect the historical disclosure of segment information.

NOTE E--RECLASSIFICATIONS

      Certain amounts for 1997 have been reclassified to conform with 1998 financial statement presentation.

NOTE F--CAPITAL

      In June 1997, Magna announced a common stock repurchase program authorizing the repurchase of 1,700,000 shares. As of March 31, 1998, no shares have been repurchased in connection with that program. In November 1997, Magna announced its intention to repurchase approximately 2,650,000 shares expected to be issued in connection with the acquisition of Charter. As of March 31, 1998, Magna had repurchased 843,700 of those authorized shares.

NOTE G--EARNINGS PER SHARE

      Financial Accounting Standards No. 128 (FAS No. 128), "Earnings per Share" was effective for Magna December 31, 1997. FAS No. 128 replaced the calculation of primary and fully diluted earnings per share with basic and diluted earnings per share. Unlike primary earnings per share, basic earnings per share excludes any dilutive effects of options, warrants and convertible securities. Diluted earnings per share is very similar to the previously reported fully diluted earnings per share. The following table sets forth the computation of basic and diluted earnings per share:

                                                                           THREE MONTHS ENDED
                                                                                 MARCH 31
                                                                       -------------------------------
                                                                        1998                    1997
                                                                        ----                    ----
Numerator:
 Net income                                                            $20,511                 $ 9,438
 Preferred stock dividends:
   Class B voting preferred                                                 (1)                     (1)
                                                                       -------                 -------
 Numerator for basic earnings per share--
   income available to common stockholders                              20,510                   9,437
                                                                       -------                 -------

 Effect of dilutive items:
 Elimination of interest, net of related
   tax effects on:
   7% convertible subordinated capital notes                               115                     136
   8-3/4% convertible subordinated debentures                              284                    -
                                                                       -------                 -------

 Numerator for diluted earnings per share --
   income available to common stockholders
   after assumed conversions                                           $20,909                 $ 9,573
                                                                       =======                 =======

Denominator:
 Weighted average common shares outstanding                             32,721                  29,983
 Weighted average restricted common shares --
   issued but not earned                                                  (211)                   (117)
                                                                       -------                 -------
 Denominator for basic earnings per share                               32,510                  29,866
                                                                       -------                 -------

 Effect of dilutive securities:
 Weighted average restricted common shares --
   issued but not earned                                                   211                     117
 Net effect of stock options                                               397                     199
 Assumed conversion of:
   7% convertible subordinated capital notes                               574                     680
   8-3/4% convertible subordinated debentures                              567                    -
                                                                       -------                 -------
 Dilutive potential common shares                                        1,749                     996

 Denominator for diluted earnings per share--
   adjusted weighted-average shares and assumed
   conversions                                                          34,259                  30,862
                                                                       =======                 =======

 Basic earnings per share                                                $ .63                   $ .32
                                                                         =====                   =====

 Diluted earnings per share                                              $ .61                   $ .31
                                                                         =====                   =====

      For the three months ended March 31, 1997, inclusion of common stock equivalents for the 8-3/4% convertible subordinated debentures in the computation of diluted earnings per share results in antidilution. Therefore, those common stock equivalents are excluded from the computation.

                    Item 7(b) Pro Forma Financial Information


                 Union Planters Corporation Unaudited Pro Forma
                 Consolidated Financial Statements as of and for
                  the three months ended March 31, 1998 and for
                     the three years ended December 31, 1997

             PRO FORMA CONDENSED CONSOLIDATED FINANCIAL INFORMATION

         The following tables contain unaudited pro forma condensed consolidated financial statements including a balance sheet as of March 31, 1998 and statements of earnings for the three months ended March 31, 1998 and for the years ended December 31, 1997, 1996, and 1995. These statements present on a pro forma basis historical results for (i) UPC for all periods, (ii) UPC and MGR for all periods, (iii) UPC and the Other Acquisitions (as defined in Note 1 and including MGR) as of and for the three months ended March 31, 1998 and for the year ended December 31, 1997, and (iv) UPC, MGR, Peoples, AMBANC and Merchants for the years ended December 31, 1996 and 1995.

         All but four of the Other Acquisitions are expected to be accounted for using the pooling-of-interests method of accounting. The pro forma information as of March 31, 1998 and for the three months ended March 31, 1998 and for the year ended December 31, 1997, reflect the acquisition of MGR and the Other Acquisitions as of January 1, 1997. The pro forma information for the years ended December 31, 1996 and 1995, reflect only the acquisitions of MGR, Peoples, AMBANC, and Merchants because the Other Acquisitions (other than MGR, Peoples, AMBANC, and Merchants) are not individually or in the aggregate, considered material to UPC from a financial statement presentation standpoint. Furthermore, the pro forma impact of the CalFed Branch Purchase on the pro forma statement of earnings for each of the periods presented has been excluded due to lack of information available for operation of the branches on a historical basis. Pro forma financial information are presented for information purposes only and are not necessarily indicative of the results of operations or combined financial position that would have resulted had the Other Acquisitions been consummated at the dates or during the periods indicated, nor are they necessarily indicative of future results of operations or combined financial position. The pro forma balance sheet reflects preliminary estimates by UPC of acquisition-related charges to be incurred in connection with consummation of the Other Acquisitions; however, the statements of earnings do not reflect these charges (see Note 2). For a discussion of UPC's acquisition program, including a discussion of the significant charges UPC has incurred incidental to acquisitions over the past three fiscal years, see the caption "Acquisitions" (pages 10, 11 and 12) in UPC's 1997 Annual Report to Shareholders and Note 2 to UPC's audited consolidated financial statements for the years ended December 31, 1997, 1996, and 1995 (pages 49 and 50) contained in such UPC 1997 Annual Report to Shareholders. UPC's 1997 Annual Report to Shareholders is included in Exhibit 13 to UPC's 1997 Form 10-K.

         The unaudited pro forma condensed consolidated financial statements should be read in conjunction with the consolidated historical financial statements of UPC and MGR which are incorporated by reference herein. Pro forma results are not necessarily indicative of future operating results.

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES

                 UNAUDITED PRO FORMA CONSOLIDATED BALANCE SHEET
                                 MARCH 31, 1998

                                                                                                            UPC, MGR
                                                                                                UPC            AND
                                                                               PRO FORMA        AND           OTHER
                                                       UPC          MGR      ADJUSTMENTS        MGR        ACQUISITIONS
                                                   -----------   ----------   -----------   -----------   --------------
                                                                         (DOLLARS IN THOUSANDS)
ASSETS
Cash and due from banks..........................  $   660,528   $  220,317                 $   880,845   $ 1,008,839
Interest-bearing deposits at financial
  institutions...................................       20,425       72,076                      92,501       121,716
Federal funds sold and securities purchased under
  agreements to resell...........................      309,415       23,050                     332,465       473,725
Trading account assets...........................      163,698           --                     163,698       163,698
Loans held for resale............................      253,021           --                     253,021       259,017
Investment securities............................    3,287,664    2,239,113                   5,526,777     7,812,071
Loans............................................   12,754,653    4,379,021                  17,133,674    20,272,013
    Less:  Unearned income.......................      (26,994)         (93)                    (27,087)      (34,152)
           Allowance for losses on loans.........     (223,837)     (59,928)                   (283,765)     (320,107)
                                                   -----------   ----------    ---------    -----------   -----------
    Net loans....................................   12,503,822    4,319,000                  16,822,822    19,917,754
Premises and equipment                                 338,799      117,253                     456,052       534,387
Accrued interest receivable......................      196,595       46,523                     243,118       279,665
FHA/VA claims receivable.........................      138,626           --                     138,626       138,626
Mortgage servicing rights........................       98,089        1,237                      99,326        99,832
Goodwill and other intangibles...................       78,927      120,951                     199,878       375,339
Other assets.....................................      364,005       91,098       29,060(b)     484,163       519,252
                                                   -----------   ----------    ---------    -----------   -----------
        Total assets.............................  $18,413,614   $7,250,618    $  29,060    $25,693,292   $31,703,921
                                                   ===========   ==========    =========    ===========   ===========
LIABILITIES AND SHAREHOLDERS' EQUITY
Deposits
    Noninterest-bearing..........................  $ 2,290,776   $  641,300                 $ 2,932,076   $ 3,781,318
    Certificates of deposit of $100,000 and
      over.......................................    1,417,728      932,141                   2,349,869     2,854,920
    Other interest-bearing.......................    9,872,723    3,973,247                  13,845,970    17,696,215
                                                   -----------   ----------    ---------    -----------   -----------
        Total deposits...........................   13,581,227    5,546,688                  19,127,915    24,332,453
Short-term borrowings............................      442,051      891,706                   1,333,757     1,365,605
Short- and medium-term bank notes................      135,000           --                     135,000       139,743
Federal Home Loan Bank advances..................      846,291      106,370                     952,661     1,215,073
Other long-term debt.............................    1,022,644        9,513                   1,032,157     1,037,766
Accrued interest, expenses and taxes.............      182,422       76,604       90,511(b)     349,537       406,185
Other liabilities................................      394,537        8,759                     403,296       410,918
                                                   -----------   ----------    ---------    -----------   -----------
        Total liabilities........................   16,604,172    6,639,640       90,511     23,334,323    28,907,743
                                                   -----------   ----------    ---------    -----------   -----------
Shareholders' equity
    Convertible preferred stock..................       36,972           40                      37,012        37,012
    Common stock                                       419,326       68,075       89,631(a)     577,032       662,544
    Additional paid-in capital...................      272,157      343,601     (150,257)(a)    457,905       580,938
                                                                                  (7,596)(b)
    Retained earnings............................    1,060,029      267,982      (61,451)(b)  1,266,560     1,489,763
    Treasury stock...............................           --      (60,626)      60,626(a)          --            --
    Unearned compensation........................       (9,550)      (7,596)       7,596(b)      (9,550)      (10,021)
    Net unrealized gain on available for sale
      securities.................................       30,508         (498)                     30,010        35,942
                                                   -----------   ----------    ---------    -----------   -----------
        Total shareholders' equity...............    1,809,442      610,978      (61,451)     2,358,969     2,796,178
                                                   -----------   ----------    ---------    -----------   -----------
        Total liabilities and shareholders'
          equity.................................  $18,413,614   $7,250,618    $  29,060    $25,693,292   $31,703,921
                                                   ===========   ==========    =========    ===========   ===========

(a) Issuance of shares to acquire MGR (32,563,752 MGR shares outstanding times the exchange ratio of .9686 equals 31,541,250 shares of UPC Common Stock to be issued).

(b) Acquisition - related charges -- see Note 2.

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES
             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                   FOR THE THREE MONTHS ENDED MARCH 31, 1998

                                                                                            UPC, MGR,
                                                                             UPC              AND
                                                                             AND             OTHER
                                                             UPC             MGR          ACQUISITIONS
                                                        -------------   -------------    ------------
                                                        (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income
  Interest and fees on loans..........................   $   292,160     $   388,325      $   465,341
  Interest on investment securities
     Taxable..........................................        41,475          69,870           83,000
     Tax-exempt.......................................         7,066          10,836           13,777
  Interest on deposits at financial institutions......           424             470              735
  Interest on federal funds sold and securities
     purchased under agreements to resell.............         2,710           4,837            6,387
  Interest on trading account assets..................         3,020           3,020            3,020
  Interest on loans held for resale...................         2,280           2,280            2,383
                                                         -----------     -----------      -----------
     Total interest income............................       349,135         479,638          574,643
                                                         -----------     -----------      -----------
Interest expense
  Interest on deposits................................       124,085         179,549          221,207
  Interest on short-term borrowings...................         6,016          17,237           21,987
  Interest on long-term debt..........................        28,327          29,936           30,779
                                                         -----------     -----------      -----------
     Total interest expense...........................       158,428         226,722          273,973
                                                         -----------     -----------      -----------
     Net interest income..............................       190,707         252,916          300,670
Provision for losses on loans.........................        17,909          21,459           24,775
                                                         -----------     -----------      -----------
     Net interest income after provision for losses on
       loans..........................................       172,798         231,457          275,895
Noninterest income
  Service charges on deposit accounts.................        25,746          32,074           36,435
  Mortgage servicing income...........................        16,191          16,453           16,890
  Bank card income....................................         7,498           9,426            9,641
  Factoring commissions...............................         7,304           7,304            7,304
  Trust service income................................         2,407           5,723            6,381
  Profits and commissions from trading activities.....         1,847           1,848            1,848
  Investment securities gains.........................         5,215           5,811            6,552
  Other income........................................        29,510          41,058           43,559
                                                         -----------     -----------      -----------
     Total noninterest income.........................        95,718         119,697          128,610
Noninterest expense
  Salaries and employee benefits......................        73,230          96,595          113,940
  Net occupancy expense...............................        10,644          15,473           18,137
  Equipment expense...................................        10,997          13,694           16,052
  Other expense.......................................        58,753          77,892           90,669
                                                         -----------     -----------      -----------
     Total noninterest expense........................       153,624         203,654          238,798
                                                         -----------     -----------      -----------
     Earnings before income taxes.....................       114,892         147,500          165,707
  Applicable income taxes.............................        40,320          52,417           59,139
                                                         -----------     -----------      -----------
     Net earnings.....................................   $    74,572     $    95,083      $   106,568
                                                         ===========     ===========      ===========
Earnings per common share
  Basic...............................................   $       .89     $       .82      $       .80
  Diluted.............................................           .86             .79              .78
Weighted average shares outstanding (in thousands)
  Basic...............................................        83,379         114,868          131,931
  Diluted.............................................        86,974         120,157          137,409

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1997


                                                                                              UPC, MGR
                                                                                UPC              AND
                                                                                AND             OTHER
                                                                UPC             MGR          ACQUISITIONS
                                                           -------------   -------------    --------------
                                                            (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income
     Interest and fees on loans..........................   $1,165,925      $1,536,829       $1,839,742
     Interest on investment securities
          Taxable........................................      187,221         290,351          343,598
          Tax-exempt.....................................       29,032          40,516           52,133
     Interest on deposits at financial institutions......        2,627           2,794            3,346
     Interest on federal funds sold and securities
       purchased under agreements to resell..............        9,114          13,593           18,387
     Interest on trading account assets..................       14,956          14,956           14,956
     Interest on loans held for resale...................        7,819           7,819            7,982
                                                            ----------      ----------       ----------
               Total interest income.....................    1,416,694       1,906,858        2,280,144
                                                            ----------      ----------       ----------
Interest expense
     Interest on deposits................................      494,517         698,778          860,526
     Interest on short-term borrowings...................       41,280          81,980          104,620
     Interest on long-term debt..........................      110,512         116,687          120,184
                                                            ----------      ----------       ----------
               Total interest expense....................      646,309         897,445        1,085,330
                                                            ----------      ----------       ----------
               Net interest income.......................      770,385       1,009,413        1,194,814
Provision for losses on loans............................      113,633         142,580          154,163
                                                            ----------      ----------       ----------
               Net interest income after provision for
                 losses on loans.........................      656,752         866,833        1,040,651
Noninterest income
     Service charges on deposit accounts.................      107,248         133,352          151,454
     Mortgage servicing income...........................       57,265          58,216           59,002
     Bank card income....................................       31,317          38,544           39,239
     Factoring commissions...............................       30,140          30,140           30,140
     Trust service income................................        9,020          21,663           24,355
     Profits and commissions from trading activities.....        7,295           7,295            7,295
     Investment securities gains.........................        2,104           4,688            5,481
     Other income........................................      117,221         138,994          152,124
                                                            ----------      ----------       ----------
               Total noninterest income..................      361,610         432,892          469,090
                                                            ----------      ----------       ----------
Noninterest expense
     Salaries and employee benefits......................      284,648         372,959          440,212
     Net occupancy expense...............................       44,813          64,140           73,676
     Equipment expense...................................       43,812          53,579           62,466
     Other expense.......................................      324,431         379,663          430,225
                                                            ----------      ----------       ----------
               Total noninterest expense.................      697,704         870,341        1,006,579
                                                            ----------      ----------       ----------
               Earnings before income taxes..............      320,658         429,384          503,162
Applicable income taxes..................................      111,897         147,948          173,787
                                                            ----------      ----------       ----------
               Net earnings..............................   $  208,761      $  281,436       $  329,375
                                                            ==========      ==========       ==========
Earnings per common share
     Basic...............................................   $     2.54      $     2.48       $     2.52
     Diluted.............................................         2.45            2.40             2.45
Weighted average shares outstanding (in thousands)
     Basic...............................................       80,336         111,418          128,555
     Diluted.............................................       85,195         117,884          135,180

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1996

                                                                         UPC           UPC, MGR,
                                                                         AND       PEOPLES, AMBANC,
                                                           UPC           MGR         AND MERCHANTS
                                                       -----------   -----------   ----------------
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income
     Interest and fees on loans......................  $1,095,148    $1,380,299       $1,535,342
     Interest on investment securities
          Taxable....................................     247,716       340,745          372,233
          Tax-exempt.................................      30,839        37,980           45,560
     Interest on deposits at financial
       institutions..................................       1,593         1,679            1,996
     Interest on federal funds sold and securities
       purchased under agreements to resell..........      16,948        19,376           21,578
     Interest on trading account assets..............      13,895        13,895           13,895
     Interest on loans held for resale...............       6,852         6,852            7,241
                                                       ----------    ----------       ----------
               Total interest income.................   1,412,991     1,800,826        1,997,845
                                                       ----------    ----------       ----------
Interest expense
     Interest on deposits............................     512,668       670,856          755,680
     Interest on short-term borrowings...............      64,689        93,501          100,543
     Interest on long-term debt......................      90,782        97,530           97,680
                                                       ----------    ----------       ----------
               Total interest expense................     668,139       861,887          953,903
                                                       ----------    ----------       ----------
               Net interest income...................     744,852       938,939        1,043,942
Provision for losses on loans........................      68,948        79,228           84,198
                                                       ----------    ----------       ----------
               Net interest income after provision
                 for losses on loans.................     675,904       859,711          959,744
Noninterest income
     Service charges on deposit accounts.............     107,535       130,978          141,119
     Mortgage servicing income.......................      63,003        63,981           63,981
     Bank card income................................      24,975        30,988           31,636
     Factoring commissions...........................      26,066        26,066           26,066
     Trust service income............................      10,130        19,512           21,496
     Profits and commissions from trading
       activities....................................       5,765         5,765            5,765
     Investment securities gains.....................       4,099         4,916            4,942
     Other income....................................      78,929        88,654           93,761
                                                       ----------    ----------       ----------
               Total noninterest income..............     320,502       370,860          388,766
                                                       ----------    ----------       ----------
Noninterest expense
     Salaries and employee benefits..................     282,726       351,868          388,972
     Net occupancy expense...........................      47,215        65,195           70,142
     Equipment expense...............................      44,418        53,149           60,704
     Other expense...................................     357,458       399,991          422,915
                                                       ----------    ----------       ----------
               Total noninterest expense.............     731,817       870,203          942,733
                                                       ----------    ----------       ----------
               Earnings before income taxes..........     264,589       360,368          405,777
Applicable income taxes..............................      93,115       125,755          139,649
                                                       ----------    ----------       ----------
               Net earnings..........................  $  171,474    $  234,613       $  266,128
                                                       ==========    ==========       ==========
Earnings per common share
     Basic...........................................  $     2.13    $     2.18       $     2.24
     Diluted.........................................        2.05          2.11             2.17
Weighted average shares outstanding (in thousands)
     Basic...........................................      77,240       104,539          115,726
     Diluted.........................................      83,542       112,425          123,714

                  UNION PLANTERS CORPORATION AND SUBSIDIARIES

             UNAUDITED PRO FORMA CONSOLIDATED STATEMENT OF EARNINGS
                      FOR THE YEAR ENDED DECEMBER 31, 1995

                                                                         UPC           UPC, MGR,
                                                                         AND       PEOPLES, AMBANC,
                                                           UPC           MGR        AND MERCHANTS
                                                       -----------   -----------   -----------------
                                                       (DOLLARS IN THOUSANDS, EXCEPT PER SHARE DATA)
Interest income
     Interest and fees on loans......................  $  986,230    $1,252,376       $1,388,252
     Interest on investment securities
          Taxable....................................     202,890       274,743          304,771
          Tax-exempt.................................      32,400        39,666           47,200
     Interest on deposits at financial
       institutions..................................       5,284         5,375            6,244
     Interest on federal funds sold and securities
       purchased under agreements to resell..........      19,965        21,777           24,456
     Interest on trading account assets..............      14,191        14,191           14,191
     Interest on loans held for resale...............       4,858         4,858            5,184
                                                       ----------    ----------       ----------
               Total interest income.................   1,265,818     1,612,986        1,790,298
                                                       ----------    ----------       ----------
Interest expense
     Interest on deposits............................     478,641       616,666          695,224
     Interest on short-term borrowings...............      44,492        64,725           70,706
     Interest on long-term debt......................      73,234        79,293           79,674
                                                       ----------    ----------       ----------
               Total interest expense................     596,367       760,684          845,604
                                                       ----------    ----------       ----------
               Net interest income...................     669,451       852,302          944,694
Provision for losses on loans........................      33,917        43,909           47,393
                                                       ----------    ----------       ----------
               Net interest income after provision
                 for losses on loans.................     635,534       808,393          897,301
Noninterest income
     Service charges on deposit accounts.............     102,932       125,419          134,243
     Mortgage servicing income.......................      55,903        56,787           56,787
     Bank card income................................      20,758        26,559           27,124
     Factoring commissions...........................      19,519        19,519           19,519
     Trust service income............................       8,326        16,964           18,786
     Profits and commissions from trading
       activities....................................      12,362        12,362           12,362
     Investment securities gains.....................       1,433         1,789            2,008
     Other income....................................      72,477        82,174           86,497
                                                       ----------    ----------       ----------
               Total noninterest income..............     293,710       341,573          357,326
                                                       ----------    ----------       ----------
Noninterest expense
     Salaries and employee benefits..................     264,663       337,656          371,136
     Net occupancy expense...........................      44,061        61,738           66,224
     Equipment expense...............................      42,251        51,218           57,289
     Other expense...................................     256,214       302,794          324,295
                                                       ----------    ----------       ----------
               Total noninterest expense.............     607,189       753,406          818,944
                                                       ----------    ----------       ----------
               Earnings before income taxes..........     322,055       396,560          435,683
Applicable income taxes..............................     110,799       134,082          145,486
                                                       ----------    ----------       ----------
               Net earnings..........................  $  211,256    $  262,478       $  290,197
                                                       ==========    ==========       ==========
Earnings per common share
     Basic...........................................  $     2.79    $     2.56       $     2.56
     Diluted.........................................        2.66          2.46             2.46
Weighted average shares outstanding (in thousands)
     Basic...........................................      72,512        99,346          110,196
     Diluted.........................................      78,798       106,632          117,604

Note 1.  RECENTLY COMPLETED AND OTHER PENDING ACQUISITIONS

         RECENTLY COMPLETED ACQUISITIONS. Since December 31, 1997 and as of June 30, 1998, UPC has completed the acquisition of two institutions (the "Recently Completed Acquisitions").




                                                           Asset Size                   Type of
                  Institution                             (In Millions)              Consideration
------------------------------------------------       -------------------        -------------------
Sho-Me Financial Corporation, Mt. Vernon,                     $374                Approximately
Missouri, and its subsidiary, 1st Savings Bank,                                   1,153,459 shares
f.s.b.                                                                            of UPC Common
                                                                                  Stock

Security Bancshares, Inc., Des Arc, Arkansas,                  146                Approximately
and its subsidiaries, Farmers & Merchants Bank,                                   490,821 shares of
Des Arc, Arkansas, and Merchants and Farmers                                      UPC Common
Bank, West Helena, Arkansas                                                       Stock
                                                       -------------------

    TOTAL                                                     $520
                                                       ===================

         OTHER PENDING ACQUISITIONS. As of June 30, 1998, UPC has entered into definitive agreements to acquire the following financial institutions (collectively, the "Other Pending Acquisitions" and, together with the Recently Completed Acquisitions, the "Other Acquisitions") which UPC's management considers probable of consummation and which are expected to close in 1998. For purposes of these pro forma financial statements the term "Other Pending Acquisitions" includes the Charter Acquisition.



                                                                                                                       Actual or
                 Institution                                  Asset Size                Type of                        Projected
                                                            (In Millions)(1)        Consideration(2)                 Closing Date
---------------------------------------------               ----------------    ----------------------------        ---------------
Magna Group, Inc., St. Louis, Missouri, and                       $7,657        Approximately 35,446,000                 July 1,
its subsidiaries, including Magna Bank, St.                                     shares of UPC Common                      1998
Louis, Missouri ("MGR")(3)                                                      Stock

Peoples First Corporation, Paducah, Kentucky                       1,493        Approximately 6,338,000                  July 1,
and its subsidiaries, including Peoples First                                   shares of UPC Common                      1998
National Bank, Paducah, Kentucky ("Peoples")                                    Stock


Purchase of 24 branches and assumption of                          1,465        $110 million deposit                  September 11,
$1.5 billion of deposits of California Federal                                  premium in cash                          1998
Bank in Florida ("CalFed Branch Purchase")


AMBANC Corporation, Vincennes, Indiana,                              734        Approximately 3,398,000                August 31,
and its subsidiaries, AMBANC Illinois, N.A.                                     shares of UPC Common                      1998
and AMBANC Indiana ("AMBANC")                                                   Stock


Merchants Bancshares, Inc., Houston, Texas,                          552        Approximately 2,000,000                 July 31,
and its subsidiary, Merchants Bank, Houston,                                    shares of UPC Common                      1998
Texas ("Merchants")                                                             Stock


Alvin Bancshares, Inc., Alvin, Texas and its                         121        Approximately 425,000                   August 1
subsidiary Alvin State Bank, Alvin, Texas                                       shares of UPC Common                      1998
                                                                                Stock

TransFlorida Bank, Boca Raton, Florida                               318        Approximately 1,655,000                 August 31,
                                                                                shares of UPC Common                      1998
                                                                                Stock

CB&T, Inc., McMinnville, Tennessee, and its                          271        Approximately 1,450,000                  July 7,
subsidiary, City Bank & Trust Company,                                          shares of UPC Common                      1998
McMinnville, Tennessee                                                          Stock

Capital Savings Bancorp, Inc., Jefferson City,                       232        Approximately 801,000                    July 8,
Missouri, and its subsidiary, Capital Savings                                   shares of UPC Common                      1998
Bank, FSB, Jefferson City, Missouri                                             Stock

                                                                     217        Approximately 836,000                   July 31,
First National Bancshares of Wetumpka, Inc.,                                    shares of UPC Common                      1998
Wetumpka, Alabama, and its subsidiary, First                                    Stock
National Bank, Wetumpka, Alabama

First Community Bancshares, Inc., Middleton,                          41        Approximately 129,000                   August 5,
TN, and its subsidiary, Bank of Middleton,                                      shares of UPC Common                      1998
Middleton, Tennessee                                                            Stock

Duck Hill Bank, Duck Hill, Mississippi                                20        Approximately 42,000                    August 1,
                                                                --------        shares of UPC Common                      1998
                                                                                Stock
 TOTALS                                                         $ 13,121
                                                                ========

   --------------------
   (1) Approximate total assets at March 31, 1998
   (2) Assumes no adjustment to shares pursuant to exchange ratio adjustment mechanisms.
   (3) Includes the proforma impact of the Charter Acquisition.

         RECENTLY ANNOUNCED ACQUISITIONS. On July 1, 1998, the Corporation announced that it had entered into a definitive agreement to acquire LaPlace Bancshares Inc. and its subsidiary, Bank of LaPlace of St. John the Baptist Parish, both headquartered in LaPlace, Louisiana. LaPlace Bancshares, Inc. has total assets of approximately $69 million. The acquisition is subject to regulatory approval, approval of the shareholders of LaPlace Bancshare, Inc. and certain contractual conditions. The Corporation expects to account for this acquisition as a pooling of interests and expects to issue approximately 415,000 shares of the Corporation common stock.

         Additionally, on July 2, 1998, the Corporation announced it had entered into a definitive agreement to acquire First Mutual Bancorp, Inc. (First Mutual) in a transaction to be accounted for as a purchase. First Mutual, headquartered in Decatur, Illinois, is a bank holding company with approximately $391 million in total assets. The transaction is subject to regulatory approval, approval of shareholders of First Mutual, and certain contractual conditions. The Corporation expects to issue approximately 1.1 million shares of its common stock in the acquisition. Additionally, the Corporation intends to purchase, in the open market, the common shares to facilitate its purchase of First Mutual.
A copy of the joint press release announcing the proposed acquisition and a press release announcing the Corporation intention to purchase the shares to be issued in the transaction are attached as Exhibits 99 (b) and (c) of this report on Form 8-K.

         These two recently announced acquisitions are not considered material to the pro forma financial statements and are not included in the pro forma financial information.

Note 2.  EARNINGS CONSIDERATIONS RELATED TO THE MERGER AND THE OTHER
         ACQUISITIONS.

         It is expected that either UPC or the institutions to be acquired in connection with the Merger and the Other Pending Acquisitions will incur charges arising from such acquisitions and from the assimilation of those institutions into the UPC organization. Most of the charges are expected to relate to the Magna Group, Inc. and Peoples First Corporation, Inc. acquisitions. Anticipated charges would normally arise from matters such as, but not limited to; (i) legal, accounting, financial advisory and consulting fees;
(ii) payment of contractual benefits triggered by a change of control, early retirement and involuntary separation and related benefits; (iii) costs associated with elimination of duplicate facilities and branch consolidations;
(iv) data processing charges; (v) cancellation of vendor contracts, and (vi) other contingencies and similar costs which normally arise from the consolidation of operational activities.

         The Other Acquisitions (with the exception of Duck Hill Bank, the Charter Acquisition, and the CalFed Branch Purchase, each of which is expected to be accounted for as a purchase) are expected to be accounted for as poolings of interest. UPC currently estimates incurring aggregate pre-tax charges in the range of $100 million to $115 million (approximately $91 million related to MGR) before taxes in connection with the consummation of the Merger and the Other Acquisitions. On an after tax basis these charges are estimated in the range of $75 million to $80 million (approximately $61 million related to MGR). To the extent that UPC's recognition of these acquisition-related charges is contingent upon consummation of a particular transaction, those charges would be recognized in the period in which such transaction closes. The pro forma impact of these charges is included in the pro forma balance sheet information included in this Proxy Statement.

         The range of anticipated charges to be incurred in connection with consummating the Other Acquisitions is a preliminary estimate of the significant charges which may, in the aggregate, be required and should be viewed accordingly. These charges are reflected in the pro forma consolidated balance sheet. Moreover, this range has been based on the due diligence that has been performed to date in connection with the Merger and the Other Acquisitions and the range may be subject to change and the actual charges incurred may be higher or lower than what is currently contemplated, once these institutions are assimilated from an operational perspective and various contingencies are either satisfied or eliminated. Furthermore, the range of anticipated charges will change if additional entities are acquired. UPC regularly evaluates the potential acquisition of, and holds discussions with, various potential acquisition candidates. As a general rule, UPC will publicly announce such acquisitions only after a definitive agreement has been reached, and only if UPC considers the acquisition to be of such a size as to be a significant acquisition. Since the range of anticipated acquisition-related charges is likely to change with additional acquisitions, and since UPC regularly engages in acquisitions, such range could change, and the reader should view such information accordingly.




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